Exhibit 10.2

PURCHASE AND SALE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of August 20, 2018 (the “Effective Date”), by and among CATCHMARK HBU, LLC, a Delaware limited liability company (“HBU”), CATCHMARK SOUTHERN TIMBERLANDS II, L.P., a Delaware limited partnership (“Southern Timberlands”), CATCHMARK TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company (“TRS”), and CATCHMARK TEXAS TIMBERLANDS, L.P., a Texas limited partnership (“Texas Timberlands”, and collectively with HBU, TRS and Southern Timberlands, “Seller”), and FOREST INVESTMENT ASSOCIATES L.P., a Delaware limited partnership (hereinafter referred to as “Purchaser”) and FIRST AMERICAN TITLE INSURANCE COMPANY (hereinafter referred to as “Title Company” and “Escrow Agent”);

W I T N E S S E T H:

WHEREAS, Seller is the owner of those certain tracts or parcels of land in Hardin, Jasper, Liberty, Newton, Orange, Polk and Tyler Counties, Texas, and Allen, Beauregard, Calcasieu, DeSoto, Natchitoches, Rapides, Sabine and Vernon Parishes, Louisiana containing approximately 55,702 acres, which tracts or parcels are more fully described in Exhibit A attached hereto and hereby made a part hereof, together with all buildings, structures, and other improvements located thereon, all tenements, hereditaments, easements, appurtenances and privileges thereto belonging, all trees, timber, sand, gravel and crops now located thereon or thereunder, and all oil, gas and mineral rights and interests not reserved or conveyed by Seller’s predecessors in title (hereinafter referred to collectively as the “Property”); and

WHEREAS, Purchaser desires to purchase and Seller desires to sell the Property;

NOW, THEREFORE, the parties have agreed and do hereby agree as follows:

1.Agreement of Purchase and Sale. Subject to the provisions of this Agreement, and for the consideration herein stated, Seller agrees to sell the Property to Purchaser and Purchaser agrees to buy the Property from Seller.

2.Purchase Price. The purchase price (subject to adjustment as provided herein, hereinafter referred to as the “Purchase Price”) to be paid by Purchaser for the Property shall be SEVENTY EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($78,500,000.00), and shall be payable to Seller by wire transfer of immediately available funds at the date of Closing to an account designated by Seller. The purchase and sale pursuant to this Agreement is not based on a per-acre price, and the Purchase Price shall not be subject to adjustment if the acres within the Property are more or less than the above-stated number of acres.

3.Earnest Money. Within fifteen (15) business days after the Effective Date of this Agreement, Purchaser shall deliver to Escrow Agent the sum of $2,355,000.00 (said amount is hereinafter referred to as the “Earnest Money”). Escrow Agent agrees to hold the Earnest Money in a non-interest bearing account and disburse the Earnest Money in accordance with the terms hereof. At the Closing the Earnest Money shall be delivered to Seller and applied to the Purchase Price.

Exhibit 10.2

4.Closing.

(a)The execution and delivery of the documents and instruments for the consummation of the purchase and sale pursuant hereto (herein referred to as the “Closing”) shall take place on the date which is fifteen (15) days after the expiration of the Inventory Period, but no earlier than November 29, 2018, at 10:00 a.m. through the escrow services of Escrow Agent, or such earlier date and time, and/or such other location, as may be mutually agreeable to Seller and Purchaser (the “Closing Date”).

(b)At the Closing, Seller shall execute, or cause to be executed, the following:

(i)one or more special or limited warranty deeds (warranting only against the claims of persons claiming by, through or under Seller) for each county or parish in which the Property is located, in the form of Exhibit B (Texas) and Exhibit B-1 (Louisiana) attached hereto, and subject only to the Unrecorded Encumbrances and the Permitted Encumbrances (both as hereinafter defined) (collectively, the “Deed”). The legal description of the Property to be contained in the Deed shall be the legal description of the Property as set forth in the instruments described on Exhibit A attached hereto and hereby made a part hereof (the “Property Descriptions”) (provided, however, Seller shall reasonably cooperate with Purchaser to retype and/or replace with historic legal descriptions such Property Descriptions as Purchaser may reasonably request, subject to Seller’s reasonable approval. In addition to the Deed, Seller shall provide to Purchaser at Closing quitclaim deeds without warranty using any such altered legal descriptions);

(ii)an affidavit as to the non-foreign status of Seller in form satisfactory to Seller;

(iii)an assignment and assumption of the Unrecorded Encumbrances (as hereinafter defined), in the form attached hereto as Exhibit C and hereby made a part hereof (the “Unrecorded Encumbrances Assignment”);

(iv)an owner’s affidavit in form reasonably satisfactory to Seller and sufficient to cause the Title Company (as hereinafter defined) to issue an owner’s title insurance policy without exception for materialmen’s and mechanic’s liens, parties in possession, unrecorded agreements other than the Unrecorded Encumbrances, and any other title exception other than the Permitted Encumbrances, substantially in the form of Exhibit D attached hereto;

(v)the Post-Closing Harvest Agreement (“Harvest Agreement”) in the form attached hereto as Exhibit E (the “Harvest Agreement Assignment”);

(vi)a Closing statement; and

(vii)Seller hereby agrees to execute such other certificates and affidavits, and do such other acts as may be reasonably necessary to consummate the purchase and sale contemplated hereby and to enable Purchaser to obtain the title insurance policy in accordance with this Agreement. The owner’s affidavit and any other affidavits or certificates executed by or on behalf of Seller at the Closing shall be given to the actual knowledge of the person or entity executing the same, without independent investigation or inquiry.

Exhibit 10.2

(c)At the Closing, Purchaser shall execute the following:

(i)the Unrecorded Encumbrances Assignment;
(ii)the Harvest Agreement Assignment;
(iii)a Closing statement; and

(iv)Purchaser hereby agrees to execute such other certificates and affidavits, and do such other acts as may be reasonably necessary to consummate the purchase and sale contemplated hereby and to obtain the title insurance policy in accordance with this Agreement.

5.Title.

(a)Seller agrees to convey to Purchaser fee simple title to the Property by the Deed, free and clear of all liens, encumbrances, mortgages, deeds of trust, deeds to secure debt, assessments, agreements, options and covenants arising by, through or under Seller, subject only to the Permitted Encumbrances, as hereinafter defined.

(b)Purchaser shall obtain and provide to Seller, at Purchaser’s expense, current title commitments for the Property prepared by the Title Company (collectively the “Title Commitment”).

(c) Purchaser shall have until 5:00 P.M. (EST) on the date which is seventy-five (75) days after the Effective Date (the “Due Diligence Period”) to deliver to Seller written notice of any objection to any matter affecting title and any Title Failures (as hereinafter defined) (each, a “Title Objection” and collectively, the “Title Objections”), together with the Title Commitment and any and all maps produced by Orbis, Inc. (“Orbis”) in connection with Purchaser’s title review (“Orbis Maps”). Purchaser shall have the right to object to any title matter, including any Permitted Encumbrance, as hereinafter defined; provided, however, that Purchaser shall not object to any title matter which does not, in Purchaser’s reasonable judgment, adversely affect the use or value of the Property as commercial timberlands or for resale. Purchaser shall have the right to object to any Title Failure for which Purchaser provides reasonable evidence and/or documentation clearly establishing the boundaries of such Title Failure on or before the expiration of the Due Diligence Period. Upon receipt of the Purchaser’s notice of Title Objections, Seller may elect (but shall not be obligated) to cure or cause to be cured any such Title Objection, and Seller shall notify Purchaser in writing within ten (10) days after receipt of the notice of Title Objections whether Seller elects to cure the same. Failure of Seller to respond in writing within such time period shall be deemed an election by Seller not to cure such Title Objections. Any Title Objection shall be deemed to be cured if Seller causes the Title Company, at no additional cost to Purchaser, to issue an owner’s title policy for the affected Property affirmatively insuring over such Title Objection in the owner’s title policy. Notwithstanding the foregoing, Seller shall be obligated to cure, on or before the Closing Date, all Liens against the Property evidencing a debt (other than Liens for non-delinquent real estate taxes or assessments) (“Monetary Liens”) created as a result of the acts or omissions of Seller or its affiliates. For the purposes of this Agreement, the term “Lien” means any mortgage, deed of trust or deed to secure debt securing a monetary obligation which was created or suffered by Seller. If Seller does not receive written notice of the Title Objections for any objection to matters reflected in the Title Commitment on or before the expiration of the Due Diligence Period, Purchaser shall be deemed to have waived its right to object to any and all matters reflected in the Title Commitment, and Purchaser shall be deemed to accept title to the Property encompassed within such Title Commitment subject to such matters. Any Title Objection waived (or deemed waived) by Purchaser shall be deemed to constitute

Exhibit 10.2

a Permitted Encumbrance, and the Closing shall occur as herein provided without any reduction of the Purchase Price therefor. For purposes of this Section 5, a “Title Failure” means any portion of the Property consisting of at least 10 acres shown on Seller’s GIS Data (as hereinafter defined) as being part of the Property that is not, or immediately prior to the Closing will not be, (i) owned in fee by Seller subject only to the Permitted Encumbrances or (ii) otherwise insurable by the Title Company without exception (other than the Permitted Encumbrances) at standard rates. Purchaser acknowledges and agrees that unmappable legal descriptions alone shall not constitute a Title Failure. Seller’s GIS Data means the StandSW shapefile dated 7-20-2018 that Seller previously delivered to Purchaser.
(d)With regard to Title Objections timely raised by Purchaser as provided in this Section, Seller shall have the right, but not the obligation, to cure and remove such items within ten (10) days after Seller’s receipt of Purchaser’s written notice of Title Objections. In the event Seller elects not to cure a Title Objection timely made by Purchaser, Purchaser shall have the right, at its option exercised by notice to Seller delivered no later than three (3) days prior to Closing, to accept the Property subject to the uncured Title Objection or to reduce the Purchase Price by the fair market value of the affected parcel and require Seller to proceed to the Closing with those portions of the Property that are subject to the Title Objection excluded from the Property to be conveyed to Purchaser at Closing (a “Title Carveout”). Said fair market value shall be determined by Purchaser and Seller by reference to the agreed upon land and timber values for the Property, which values are set forth on Exhibit F attached hereto and hereby made a part hereof (the “Value Table”). If the Parties are unable to agree upon the fair market value of any Title Carveout, said fair market value shall be determined as provided in Section 23 below. Purchaser agrees to grant without cost to Seller access easements over and across any portion of the Property acquired by Purchaser upon reasonable terms and over reasonable routes as may be necessary for Seller’s access to any Title Carveouts, and Seller agrees to grant to Purchaser without cost access easements over and across the Title Carveouts upon reasonable terms and over reasonable routes as may be necessary for Purchaser’s access to the Property. The Closing Date shall be extended as needed to permit the compliance with all procedures set forth in this Section 5(d).
(e)For purposes of this Agreement, “Permitted Encumbrances” shall mean those matters set forth on Exhibit G attached hereto and hereby made a part hereof, the Unrecorded Encumbrances and any other title matter to which Purchaser does not object, or for which Purchaser waives its objection pursuant to this Section 5.

6.Inspection.

(a)Purchaser and its agents, representatives, employees, engineers and contractors shall have the right at any time during the term of this Agreement to enter upon the Property to inspect, examine, conduct GIS studies, survey and make timber cruises and other engineering tests or surveys, including a Phase I environmental site assessment (collectively, the “Tests”) which it may deem necessary or advisable, all at Purchaser’s sole cost and expense. Upon completion of the Tests, Purchaser shall repair, at its sole cost and expense, any physical damage caused to the Property by Purchaser’s inspection of the Property and the Tests, and shall remove all debris and materials placed on the Property in connection with Purchaser’s inspection of the Property and the Tests.

(b)Purchaser hereby agrees to indemnify and hold Seller harmless from and against any and all causes, claims, demands, losses, liabilities, costs, damages, expenses and fees (including, but not limited to, reasonable attorney’s fees) incurred or suffered by or asserted against Seller caused by or related to Purchaser’s inspection of the Property or the Tests, with the exception of any causes, claims, demands, losses, liabilities, costs, damages, expenses and fees caused by the

Exhibit 10.2

gross negligence of Seller. The foregoing indemnification shall survive any termination, cancellation or expiration of this Agreement or the Closing of the purchase and sale contemplated hereby.

7.Environmental.

(a)Intentionally Omitted

(b)Purchaser shall have until the expiration of the Due Diligence Period, to obtain, at Purchaser’s sole option, cost and expense, a new or updated Phase I environmental site assessment or environmental audit of the Property from a licensed environmental consultant (the “Environmental Due Diligence Period”). With regard to the Tests, without Seller’s prior written consent, no secondary environmental reports, soil borings, groundwater samples, or other invasive or subsurface environmental investigations may be made of the Property and neither Purchaser nor its agents, representatives, employees, engineers or contractors may contact any federal, state, or local governmental agency or authority regarding the results of the Tests. In the event that Purchaser determines that disclosure by Purchaser of the results of any Tests is required by applicable law, regulation or court order, Purchaser shall notify Seller promptly in writing so that Seller may seek a protective order (at its own cost and expense) or other appropriate remedy. In the event that no such protective order or other appropriate remedy is obtained, or Seller waives compliance with the terms of this Section 7, Purchaser shall give Seller written notice of the information to be disclosed as far in advance of its disclosure as practicable. In the event any such assessment or audit reveals that any portion of the Property is impaired by a Recognized Environmental Condition or there is a reportable violation of Environmental Laws, Purchaser shall have until the expiration of the Environmental Due Diligence Period to deliver to Seller written notice of such impairment or such reportable violation (the “Environmental Notice”). The Environmental Notice shall include a copy of any report, notice, or correspondence by which Purchaser was made aware of the impairment or reportable violation. If Purchaser timely delivers the Environmental Notice, Seller shall have the right, but not the obligation, to attempt to cure and remove such Recognized Environmental Condition. If Seller fails to cure, or elects not to cure, any such Recognized Environmental Condition, ten (10) days prior to the Closing, Seller shall notify Purchaser of same, and Purchaser shall elect by delivering written notice to Seller delivered no later than three (3) days prior to Closing either (i) to proceed to Closing subject to such uncured or unsatisfied Recognized Environmental Conditions, with no adjustment in the Purchase Price, or (ii), proceed to Closing and purchase the Property exclusive of such portion or portions of the Property subject to such Recognized Environmental Condition (the “Environmental Carve Out Property”), provided such Environmental Carve Out Property is a Marketable Parcel, in which event the Purchase Price will be reduced by the fair market value of the Environmental Carve Out Property determined as set forth in Section 5(b) above. As used herein, “Recognized Environmental Condition” shall have the meaning set for the same in ASTM Practice E 2247-16. Notwithstanding anything to the contrary contained herein, if any portion or parcel of the Property is to be excluded from the transaction pursuant to this Section 7 and such parcel comprises less than all of a discrete parcel of land with an adequate, insurable legal description, Seller shall determine (subject to Purchaser’s right of reasonable approval as to shape or configuration and provided that the Environmental Carveout Property is a Marketable Parcel) the exact boundaries and dimensions of the portion of the Property to be retained by Seller, and Seller shall make arrangements to have said portion of the Property surveyed by a surveyor licensed to practice in the applicable State in order to produce an insurable legal description for said retained parcel. Seller shall pay all costs of any surveys so obtained. For purposes of this Agreement, “Marketable Parcel” means a parcel or tract of land containing at least forty (40) acres.

Exhibit 10.2

8.Condition of Property; Damage; Condemnation.

(a)Seller agrees that at the Closing the Property shall be in the same condition as exists on the date hereof, subject to natural wear and tear, trespass, condemnation and casualties beyond Seller’s control, the Permitted Encumbrances and the Ongoing Harvest Operations (as hereinafter defined). During the term of this Agreement, Seller shall neither cut or remove nor permit the cutting or removal of any timber or trees which are included as part of the Property, subject to and excepting the Ongoing Harvest Operations and the rights of third parties, if any, pursuant to existing title matters of record listed in the Title Commitments.

(b)If at any time prior to the Closing, the Property or any part thereof (including, but not limited to, any timber or trees which are included as part of the Property) is destroyed or damaged by fire or other Casualty (as hereinafter defined), Seller shall deliver to Purchaser prompt written notice of such destruction or damage along with the amount of such damage (calculated as the value of the destroyed or damaged Property less the salvage value of such destroyed or damaged Property), and the transactions contemplated by this Agreement shall be subject to the provisions of this Section 8(b). The date of the Closing shall be extended to the extent necessary to permit the compliance with all procedures set forth in this Section 8(b).

(i)    If the amount of such damage does not exceed $50,000 (the “Threshold Amount”), then Purchaser shall be required to purchase the Property in accordance with this Agreement without a reduction of the Purchase Price.

(ii)    If the amount of such damage exceeds the Threshold Amount but does not exceed $3,000,000, then Purchaser shall be required to purchase the Property in accordance with this Agreement, provided that the Purchase Price shall be reduced by an amount equal to the amount of such damage.

(iii)    If the amount of such damage exceeds $3,000,000, then Purchaser, at its sole option, shall elect by delivering written notice to Seller either (A) to cancel this Agreement, whereupon Escrow Agent shall promptly return the Earnest Money to Purchaser and no party hereto shall have any further rights or obligations hereunder (except as may otherwise be expressly provided herein), or (B) to purchase the Property in accordance with this Agreement, provided that the Purchase Price shall be reduced by an amount equal to the amount of such damage. Subject to Section 8(b)(iv), failure of Purchaser to deliver such written notice to Seller within fifteen (15) days following receipt of Seller’s written notice shall be deemed an election of clause (B).

(iv)    If Purchaser, by delivering written notice to Seller within fifteen (15) days following Seller’s delivery of written notice of the damage, disputes the amount of damage reported by Seller, Purchaser and Seller shall attempt in good faith to resolve such dispute and agree upon the amount of the damage. If Purchaser and Seller are unable to agree as to the amount of damage from fire or other Casualty on or before ten (10) days after Purchaser delivers to Seller written notice of its dispute, then the amount of damage will be determined in accordance with Section 23 of this Agreement.

(c)If at any time prior to the Closing, any action or proceeding is filed or threatened under which any portion of the Property may be taken pursuant to any law, ordinance or regulation by condemnation or the right of eminent domain, Seller shall deliver to Purchaser prompt notice thereof. To the extent such action or proceeding would result in the taking of One Thousand Five Hundred (1,500) acres or more, then Purchaser at its sole option shall elect, by delivering written

Exhibit 10.2

notice to Seller within fifteen (15) days following Seller’s delivery of notice to Purchaser, either (i) to cancel this Agreement, whereupon Escrow Agent shall promptly return the Earnest Money to Purchaser and no party hereto shall have any further rights or obligations hereunder (except as may otherwise be expressly provided herein), or (ii) to purchase the Property pursuant to this Agreement, notwithstanding such action or proceeding. Failure by Purchaser to deliver written notice to Seller of its election within such fifteen (15) day period shall be deemed an election of clause (ii). If the action or proceeding would result in the taking of not more than One Thousand Five Hundred (1,500) acres, or if Purchaser elects or is deemed to elect clause (ii), then Purchaser shall receive a credit against the Purchase Price in the amount of all proceeds of any awards payable with respect to the Property, or, if such amount is not known at the time of the Closing, the Purchase Price shall not be reduced and Seller shall assign to Purchaser at the Closing all of Seller’s right to such proceeds from such action or proceeding. To the extent such action or proceeding would result in the taking of One Thousand Five Hundred (1,500) acres or more, the date of the Closing shall be extended to the extent necessary to permit the exercise of such election by Purchaser.

9.Warranties and Representations.

(a)Seller hereby warrants and represents to Purchaser that as of the Effective Date and as of the date of Closing:

(i)     HBU is a limited liability company duly organized and validly existing under the laws of the State of Delaware, TRS is a limited liability company duly organized and validly existing under the laws of the State of Delaware, Southern Timberlands is a limited partnership duly organized and validly existing under the laws of the State of Delaware, Texas Timberlands is a limited partnership duly organized and validly existing under the laws of the State of Texas, and Seller is qualified to conduct business in the state of its organization and the states in which it is required to do so.

(ii)    Seller has the full right, power, and authority to enter into and perform this Agreement; and no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by Seller in connection with the execution and delivery of this Agreement or the performance hereof by Seller.

(iii)    Attached hereto as Exhibit I is a true and accurate summary of all unrecorded encumbrances created by Seller and currently affecting the Property that will remain in effect as of the Closing Date (the “Unrecorded Encumbrances”). The Unrecorded Encumbrances remain in full force and effect and have not been modified or amended, except as indicated on said Exhibit I. To Seller’s knowledge, no event or condition exists or has occurred which with notice, the passage of time or otherwise would constitute a default or event of default under any of the Unrecorded Encumbrances.

(iv)    There is no pending or, to Seller’s knowledge, threatened litigation, action or proceeding (including, but not limited to, any condemnation or eminent domain action or proceeding or any litigation regarding the location of lines and corners of the Property or any dispute regarding adverse possession) before any court, governmental agency or arbitrator which may adversely affect Seller’s ability to perform this Agreement or which may affect the Property.

(v)    Seller has received no written notice of any threatened or contemplated actions against Seller or the Property based upon the presence on the Property of any species listed

Exhibit 10.2

as threatened or endangered under the Endangered Species Act of the United States or any law of the State of Texas or the State of Louisiana protecting endangered or threatened animal or plant species, and Seller has no knowledge of the current or past presence on the Property of any such threatened or endangered species.

(vi)    Seller (which for this purpose includes Seller’s partners, members, principal stockholders and any other constituent entities) (x) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11sdn.pdf> or at any replacement website or other replacement official publication of such list and (y) is currently in compliance with and will at all times during the term of this Agreement remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(vii)    Neither Seller nor, to Seller’s knowledge, any other person has used any portion of the Property as a land fill or as a dump to receive garbage, refuse, or waste, whether or not hazardous (other than unauthorized household refuse dump sites typical of rural timberlands not more than 1/4 acre in size), and neither Seller nor, to Seller’s knowledge, any other person has stored, handled, installed or disposed in, on or about the Property any Hazardous Substance, except for, in accordance with applicable law, (A) the use of motor vehicle lubricants and fuels, and (B) the application of silvicultural and agricultural chemicals. For purposes of this warranty, the term “Hazardous Substance” means any chemical, compound, constituent, material, waste, contaminant (including petroleum, crude oil or any fraction thereof) or other substance, defined as hazardous or toxic, or otherwise regulated by any of the following laws and regulations promulgated thereunder as amended from time to time prior to the Effective Date: (1) the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act), 42 U.S.C. § 9601 et seq.; (2) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; (5) the Clean Water Act, 33 U.S.C. § 1251 et seq.; (6) the Clean Air Act, 42 U.S.C. § 1857 et seq.; and (7) all laws of the State of Texas or the State of Louisiana that are based on, or substantially similar to, the federal statutes listed in clauses (1) through (6) of this sentence.

(viii)Except in connection with the Ongoing Harvest Operations: (A) no third party has any rights to enter upon the Property to harvest and remove any timber therefrom; and (B) no timber or trees have been removed or harvested from the Property or have been affected by any Casualty causing damage in excess of the Threshold Amount since June 30, 2018 (the “Inventory Date”). For purposes of this Agreement, “Casualty” shall mean any physical damage to or loss of the timber on any portion of the Property by fire, earthquake, flood, insects, disease or other calamity, or as a result of timber trespass or unauthorized harvest.

(ix)    Except for the Unrecorded Encumbrances, to Seller’s knowledge, there are no unrecorded contracts, leases, or other agreements that affect the ownership, use or operation of the Property and that would be binding on Purchaser after the Closing date.

(x)    To Seller’s knowledge, there have been no active mining operations conducted on the Property during the past ten (10) years, and Seller has no knowledge of any proposed mineral activity on the Property.

Exhibit 10.2

(xi)To Seller’s knowledge, no trees or timber which were included in the timber inventory information in the Excel Spreadsheet titled SouthWestSalesPack e-mailed from Don Warden to Andrew Boutwell on July 19, 2018 at 11:46 a.m. (“Seller’s Inventory”) have been cut or removed from the Property, except in connection with the Ongoing Harvest Operations.

(b)For purposes of this Agreement, “Seller’s knowledge” shall be defined as the present, actual knowledge possessed by Don Warden without any duty of inquiry.

(c)Purchaser hereby warrants and represents to Seller that Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

(d)Purchaser hereby warrants and represents to Seller that Purchaser has the full right, power and authority to enter into and perform this Agreement; and no consent, approval, order or authorization of any court or other governmental entity is required to be obtained by Purchaser in connection with the execution and delivery of this Agreement or the performance hereof by Purchaser.

(e)Notwithstanding anything herein to the contrary, all representations and warranties made in this Section 9 shall survive the Closing and the delivery of the conveyance instruments to Purchaser for a period of one (1) year after the Closing Date (the “Survival Period”). No claim for a breach of any Seller representation or warranty, or the failure or default of a covenant or agreement of Seller that survives Closing, shall be actionable or payable unless written notice containing a description of the specific nature of such breach shall have been delivered by Purchaser to Seller prior to the expiration of said Survival Period. The maximum amount that Purchaser shall be entitled to collect from Seller in connection with all suits, litigation or administrative proceedings resulting from all breaches by Seller of any Seller Representations or any covenants of Seller shall in no event exceed ten percent (10%) of the Purchase Price in the aggregate.

10.Brokerage Commission. Seller shall indemnify and hold Purchaser harmless from all claims, losses, liabilities and expenses (including but not limited to reasonable attorneys’ fees and court costs actually incurred) which Purchaser may incur on account of any claim which may be asserted against Purchaser, whether or not meritorious, by any broker or other person on the basis of any agreements made or alleged to have been made by or on behalf of Seller. Purchaser shall indemnify and hold Seller harmless from all claims, losses, liabilities and expenses (including but not limited to reasonable attorneys’ fees and court costs actually incurred) which Seller may incur on account of any claim which may be asserted against Seller, whether or not meritorious, by any broker or other person on the basis of any agreements made or alleged to have been made by or on behalf of Purchaser. This Section 10 shall survive the Closing or any termination, cancellation or expiration of this Agreement.

11.Income; Taxes; Expenses.

(a)All rent and other income, other than amounts payable in connection with the Ongoing Harvest Operations, which shall be allocated in accordance with Section 35 hereof, and all expenses relating to the Property, shall be prorated as of the date of Closing. If the actual rent and other income and all expenses relating to the Property are not known as of the date of Closing, then within thirty (30) days after Closing, Seller and Purchaser shall reconcile such actual rent and other income and all expenses with the prorations done at Closing. This obligation shall survive the Closing.

Exhibit 10.2

(b)Ad valorem real property taxes on the Property and special assessments shall be prorated as of the Closing Date. If actual tax bills for the calendar year of Closing are not available, said taxes shall be prorated based on tax bills for the previous calendar year and the parties hereto agree to cause a reproration of said taxes upon the receipt of tax bills for the calendar year of Closing. This obligation to reprorate shall survive the closing of the purchase and sale contemplated hereby. If the Property is not designated a separate tax parcel, said taxes shall be adjusted to an amount bearing the same relationship to the total tax bill which the acreage contained within the Property bears to the acreage contained within the property included within said tax bill.

(c)Purchaser and Seller shall each pay one-half of all transfer taxes, documentary stamp taxes and other taxes, fees, costs and expenses in connection with the sale of the Property and the recordation of the Deed.

(d)Purchaser shall pay any and all fees, costs and expenses for title searches and examinations and other title-related charges in connection with obtaining the Title Commitment. Purchaser shall pay all title insurance premiums for the issuance of Purchaser’s title insurance policy.

(e)Each party shall pay its respective costs and expenses of legal representation.

(f)Purchaser shall be solely responsible and liable for any deferred, rollback, recapture or other tax or assessment (“Rollback Taxes”) imposed or charged with respect to the Property or any part thereof for or relating to any periods prior to or subsequent to the Closing based on any change of use of the Property by Purchaser. Seller shall be responsible for any Rollback Taxes due based upon the actions of Seller, including but not limited to the sale of the Property to Purchaser. The provisions of this subparagraph (f) shall survive the Closing.

12.Earnest Money; Default; Remedies.

(a)If the purchase and sale of the Property contemplated hereby is not consummated because of a default by Purchaser under this Agreement, then Seller shall have the right, as its sole and exclusive remedy, to require Escrow Agent to pay the Earnest Money to Seller as full liquidated damages and not as a penalty (the parties hereto acknowledging that Seller’s damages as a result of such default are not capable of exact ascertainment and that said liquidated damages are fair and reasonable).

(b)If the purchase and sale of the Property contemplated hereby is not consummated because of a default by Seller under this Agreement, then Purchaser, as its sole and exclusive remedy, shall have the right either (i) to terminate this Agreement, whereupon Escrow Agent will return the Earnest Money to Purchaser, and the parties hereto will have no further rights or obligations hereunder (except as otherwise expressly provided herein), (ii) to waive any such default and proceed to Closing, (iii) to seek specific performance of this Agreement, or (iv) if specific performance is not available to Purchaser, Purchaser shall be entitled to reimbursement of up to, but not to exceed, $100,000, of its reasonable third party cost and expenses incurred in connection with this Agreement.

(c)The duties of Escrow Agent shall be as follows:

(i)    During the term of this Agreement, Escrow Agent shall hold and deliver the Earnest Money in accordance with the terms and provisions of this Agreement.

Exhibit 10.2

(ii)    If this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or if Escrow Agent shall be unable to determine at any time to whom the Earnest Money should be delivered, or if a dispute shall develop between Seller and Purchaser concerning to whom the Earnest Money should be delivered, then in any such event, Escrow Agent may request joint written instructions from Seller and Purchaser and shall deliver the Earnest Money in accordance with such joint written instructions. In the event that such written instructions shall not be received by Escrow Agent within ten (10) days after Escrow Agent has served a written request for instructions upon Seller and Purchaser, Escrow Agent shall have the right to pay the Earnest Money into a court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereafter Escrow Agent shall be discharged of any obligations in connection with this Agreement.

(iii)    If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Seller and Purchaser arising out of the holding of the Earnest Money in escrow, Seller and Purchaser shall each pay Escrow Agent one-half of such costs and expenses. Except for such costs and expenses, no fee or charge shall be due or payable to Escrow Agent for its services as escrow holder.

(iv)    By joining herein, Escrow Agent undertakes only to perform the duties and obligations imposed upon it under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon Seller and Purchaser hereunder.

(v)     Purchaser and Seller hereby agree and acknowledge that Escrow Agent assumes no liability in connection herewith except for any loss, costs or damage arising out of Escrow Agent’s own gross negligence or willful misconduct; that Escrow Agent shall not be liable or responsible for any loss occurring which arises from bank failure or error, insolvency or suspension, or a situation or event which falls under the Federal Deposit Insurance Corporation (FDIC) coverage (Seller and Purchaser are aware that FDIC coverage applies to a maximum amount of $250,000 per depositor, as may be modified by the FDIC from time to time); and that Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it or omitted to be taken by it in good faith in accordance with the opinion of its counsel.

13.Assignment. Except as otherwise expressly permitted in this Agreement, neither party hereto shall assign its rights or obligations hereunder, in whole or in part, without the prior written consent of the other party, which written consent will not be unreasonably withheld of delayed. Notwithstanding the foregoing, (a) Purchaser shall have the right to assign its rights and obligations under this Agreement in whole or in part to any affiliate or affiliates of Purchaser, provided that Purchaser shall remain liable for all obligations under this Agreement prior to Closing; and (b) Purchaser may assign this Agreement at the Closing, but not earlier, to any institutional lender or lenders as security for obligations to such lender or lenders in respect of financing arrangements of Purchaser or any affiliates thereof with such lender or lenders. Without limiting the generality of the foregoing, Purchaser may elect to have some or all of the Property, and/or the timber located thereon, conveyed directly at Closing to one or more of Purchaser’s affiliates, provided, however, that Purchaser provides written notice to Seller at least five (5) days prior to Closing of such election and the names of such affiliates.

14.No Waiver. No action or failure to act by any party hereto shall constitute a waiver of any right or duty afforded to such party under this Agreement, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach of this Agreement except as may be specifically agreed in writing.

Exhibit 10.2

15.Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

16.Notice. Any and all notices, elections and communications required or permitted by this Agreement shall be made or given in writing and shall be delivered in person or sent by postage, pre-paid, United States Mail, certified or registered, return receipt requested, or by a recognized overnight courier such as FedEx or UPS, or by facsimile or e-mail, to the other parties at the addresses set forth below, or such other address as may be furnished by notice in accordance with this paragraph. The date of notice given by personal delivery shall be the date of such delivery. The effective date of notice by mail, facsimile, email or overnight courier shall be the date such notice is mailed, faxed, emailed or deposited with such overnight courier. In the event that the last day for giving notice hereunder or for the performance of any obligation hereunder, including Closing, falls upon a Saturday, Sunday or a legal holiday, the last day for said notice or performance shall be deemed to be the next day which is neither a Saturday, Sunday nor a legal holiday.

Purchaser:            Forest Investment Associates L.P.
15 Piedmont Center
Suite 1250
Atlanta, 30305
Attention: Andrew Boutwell
Email: aboutwell@forestinvest.com

with a copy to:         Eversheds Sutherland (US) LLP
999 Peachtree Street, N.E., Suite 2300
Atlanta, Georgia 30309-3996
Attention: Kevin Thomas
Email: kevinthomas@eversheds-sutherland.com

Seller:                c/o CatchMark Timber Trust
Five Concourse Parkway
Suite 2325
Atlanta, Georgia 30328
Attention: Don Warden
Facsimile No.: (770) 243-8172
Email: don.warden@catchmark.com

with a copy to:            Smith, Gambrell & Russell, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309-3592
Attention: Mark G. Pottorff
Facsimile: (404) 685-6897
Email: mpottorff@sgrlaw.com

Escrow Agent:            First American Title Insurance Company
Six Concourse Parkway, NE, Suite 2000
Atlanta, Georgia 30328
Attention: Kevin Wood
Email: kwwood@firstam.com

Exhibit 10.2

17.Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and cannot be amended or supplemented except by a written agreement signed by all parties.

18.Captions. The captions of paragraphs in this Agreement are for convenience and reference only and are not part of the substance hereof.

19.Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained in this Agreement, or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences of this Agreement, shall not be in any way impaired, it being the intention of the parties that this Agreement shall be enforceable to the fullest extent permitted by laws.

20.Counterparts. This Agreement may be executed in multiple counterparts which shall be construed together as one instrument. This Agreement, including any amendments thereto, may be executed and delivered by facsimile transmission, with the intention that such facsimile signature and delivery shall have the same effect as an original signature and actual delivery.

21.Binding Effect. This Agreement shall bind the parties hereto and their respective heirs, legal representatives, successors and assigns.

22.Time; Business Day.

(a)    Time is of the essence of this Agreement.

(b)    As used in this Agreement, the term “business day” shall mean any day that is not a Saturday, a Sunday, a legal holiday in the United States of America, or a legal holiday in the State of Georgia.

23.Resolution of Disputes. In the event that any provision of this Agreement refers to this Section 23 for a determination of the amount of any change in the value of the Property or the fair market value of any portion(s) of the Property or the timber on the Property, Seller and Purchaser will promptly make a good faith attempt to mutually agree upon such fair market value. In the event Seller and Purchaser are unable to so agree within five (5) days after notice of the event or circumstance necessitating the need for such determination from either party to the other party, Seller and Purchaser shall retain Forest Resource Consultants, or another independent forestry consultant acceptable to both parties (the “Forestry Consultant”) to determine the appropriate fair market valuation, and the decision of the Forestry Consultant as to the fair market valuation in dispute will be final. Seller and Purchaser shall each pay one-half (1/2) of the cost of the Forestry Consultant. The Closing Date shall be extended to the extent necessary for such Forestry Consultant to reach such decision.

24.Public Announcements. Seller and Purchaser hereby agree that prior to the Closing, except as required by applicable laws or any applicable stock exchange rules, all press releases and other public announcements with respect to the transactions contemplated by this Agreement, including the time, form and content of such release or announcement, shall be made only with the mutual written agreement of Purchaser and Seller; provided, however, that any disclosure required to be made under applicable law may be made only if a party required to make such disclosure has determined in good faith that it is necessary to do so and has used reasonable efforts, prior to the

Exhibit 10.2

issuance of the disclosure, to provide the other party with a copy of the proposed disclosure and to discuss the proposed disclosure with the other party.

25.Patriot Act Compliance. Purchaser represents that neither Purchaser nor any of Purchaser’s affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not attempt to assign this contract to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities. Any assignee of this contract is deemed to make this representation upon acceptance of an assignment of this contract. Purchaser’s primary address is as set forth in the notice section of this Agreement. Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any owner of any controlling interest in Purchaser becomes listed on the foregoing or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser will immediately notify Seller in writing, and in such event, Seller will have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Purchaser, in which event the Earnest Money will be returned to Purchaser and neither party will have any further rights or obligations under this Agreement, except for such as specifically survive termination.

26.Incorporation of Exhibits. All exhibits referred to herein are hereby incorporated in this Agreement by this reference.

27.AS IS.    PURCHASER ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9, OR IN ANY OTHER DOCUMENT DELIVERED AT CLOSING, INCLUDING BUT NOT LIMITED TO Seller’s limited warranty of title in the Deed: (I) NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN OR ARE BEING MADE BY OR ON BEHALF OF SELLER OR ANY OTHER PERSON, INCLUDING WITH RESPECT TO THE CONDITION OR VALUE OF THE PROPERTY, AND SELLER HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES RELATING TO THE PROPERTY, EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND SUITABILITY FOR ITS INTENDED USE, (II) IN ENTERING INTO THIS AGREEMENT, PURCHASER HAS NOT RELIED ON AND DOES NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, BY OR ON BEHALF OF SELLER OR ANY OTHER PERSON, AND (III) PURCHASER SHALL ACQUIRE THE PROPERTY IN “AS IS, WHERE IS, AND WITH ALL FAULTS” CONDITION ON THE CLOSING DATE.

28.Property Data and Materials; Confidentiality Agreement. Purchaser acknowledges that, except as may otherwise be provided in Section 9, any information or materials provided or made available to Purchaser or its representatives in hard copy, by facsimile or electronic transmission or via the online data room, including, without limitation, any cost or other estimates, projections, acreage, and timber information, the existing ESA Report, and any title policies, are not and shall not be deemed representations or warranties by or on behalf of Seller. Purchaser acknowledges and agrees that Purchaser is and will remain, until the Closing, subject to and bound by all of the

Exhibit 10.2

prohibitions, requirements, restrictions and other provisions of that certain Confidentiality Agreement, dated as of July 10, 2018, between Forest Investment Associates, Inc. and CatchMark Timber Trust, Inc., and Purchaser reaffirms all of its obligations and liabilities thereunder. This Section 28 shall survive any termination, cancellation or expiration of this Agreement or the Closing of the purchase and sale contemplated hereby..

29.No Survival. Except as otherwise provided herein, the provisions of this Agreement shall not survive the Closing of the purchase and sale contemplated hereby and shall be merged into the delivery of the Deed and other documents and the payment of all monies pursuant hereto.

30.No Solicitation. Seller agrees that it shall not after the Effective Date, directly or indirectly, through any officer, director, employee, agent or otherwise, (a) solicit, initiate or encourage submission of proposals, offers or expressions of interest from any person or entity relating to any acquisition or purchase of all or a portion of the Property (any of the foregoing proposals, offers or expressions of interest being referred to herein as an “Acquisition Proposal”), or (b) participate in any negotiations or discussions regarding, or furnish to any person any nonpublic information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any Acquisition Proposal.

31.Conditions.
(a)    Unless waived by Purchaser, the obligations of Purchaser under this Agreement are expressly made subject to the fulfillment in all respects of the following conditions precedent:

(i)    the truth and accuracy in all material respects as of the date of Closing of each and every warranty and representation herein made by Seller; and

(ii)    Seller’s timely performance of and compliance with each and every term, condition, agreement, restriction and obligation to be performed and complied with by Seller under this Agreement.

In the event either of the conditions in (i) or (ii) above is not satisfied on or before the Closing, Purchaser will have the right, exercisable at Purchaser’s sole election, to exercise the remedies described in Section 12(b)
(b)    Unless waived by Seller, the obligations of Seller under this Agreement are expressly made subject to the fulfillment in all respects of the following conditions precedent:

(iii)    the truth and accuracy as of the date of Closing of each and every warranty and representation herein made by Purchaser; and

(iv)    Purchaser’s timely performance of and compliance with each and every term, condition, agreement, restriction and obligation to be performed and complied with by Purchaser under this Agreement.

In the event any of the above conditions is not satisfied on or before the Closing, Seller will have the right, exercisable at Seller’s sole election, to exercise the remedies described in Section 12(a).

32.Inventory Verification. The Purchase Price set forth herein is based in part on the assumption that the Property contains the volumes and classifications of timber as set forth in the

Exhibit 10.2

Value Table. At Purchaser’s sole option, Seller and Purchaser may employ the Forestry Consultant to undertake a timber cruise (the “Cruise”) of the Property, to be completed on or before the date that is seventy-five (75) days after the Effective Date (the “Inventory Period”). If Purchaser elects to complete the Cruise, the Cruise shall be performed in accordance with the specifications set forth in Exhibit J attached hereto and made a part hereof (the “Cruise Specifications”), and the costs and expenses of the Cruise shall be split equally between Seller and Purchaser up to $100,000 and any costs and expenses in excess of $100,000 shall be paid by Purchaser. If Purchaser elects to complete the Cruise, the Cruise data shall be used to determine the actual volumes of merchantable timber on the Property for the purpose of making adjustments to the Purchase Price. Both Seller and Purchaser agree to be bound by the findings of the Forestry Consultant. If Purchaser elects to complete the Cruise, the Purchase Price shall be adjusted in the following manner based on the results of the Cruise. The volumes of merchantable timber as determined by the Cruise shall be multiplied by the unit values for each category of merchantable timber as set forth in the Value Table and totaled to determine the actual value of merchantable timber contained in the Property (the “Total Cruised Value”). If the Cruise determines that the Total Cruised Value varies from the Estimated Timber Value by more than three percent (3%) the Purchase Price shall be adjusted upward or downward by the amount of such variation exceeds such three percent (3%) window (e.g. if the Total Cruised Value equal 104% of the Estimated Timber Value, then the Purchase Price shall be increased by an amount equal to 1% of the Estimated Timber Value). Each of the Parties shall be entitled to observe the Cruise. If either Party provides any written information or objections to the Forestry Consultant regarding the Cruise, such Party shall provide a copy to the other Party. If either Party believes that the Cruise prepared by the Forestry Consultant was not prepared in accordance with the Cruise Specifications, and the Parties are not able to resolve such dispute within seven (7) days after delivery of the Cruise report to the Parties by the Forestry Consultant, then each Party shall select an independent forestry consultant and the two independent forestry consultants will in turn select a third independent forestry consultant to act with them in a panel to determine whether the Cruise was prepared in accordance with the Cruise Specifications. The panel of consultants shall make a binding decision within twenty (20) days of the selection of the third consultant, and the decision of the consultants shall be final. Seller and Purchaser will each bear the cost of its respective consultant and one-half of the cost of the third consultant. If the panel of consultants determines that the Cruise was not prepared in accordance with the Cruise Specifications, the panel shall make such modification to the Cruise as it deems necessary, which modified Cruise shall be the basis of the Purchase Price adjustment pursuant to this Section 32. The Closing Date will be extended to the extent necessary to permit the final decision of the panel of consultants; provided, however, that if said final decision is not reached within thirty (30) days after the originally scheduled Closing Date, the Parties shall proceed to Closing pursuant to an escrow agreement reasonably acceptable to both Parties and place in escrow with the Escrow Agent the disputed amount as reasonably estimated by Seller.

33.Post-Closing Conveyance.
(a) In the event that, pursuant to Section 7, a portion of the Property is excluded from the transaction and prior to one (1) year after the Closing Seller is able to cure the Recognized Environmental Condition (including, without limitation, obtaining all applicable governmental permits, consents or approvals necessary to effect such cure) to the reasonable satisfaction of Purchaser, then Purchaser and Seller shall close the purchase and sale of such Environmental Carveout Property at the same price assigned to such parcel when such parcel was excluded, with the closing of such purchase and sale to occur within 15 days after such Recognized Environmental Condition is cured.

Exhibit 10.2

(b)    In the event that, pursuant to Sections 5, a portion of the Property is excluded from the transaction and prior to one (1) year after the Closing Seller is able to cure the Title Objection to the reasonable satisfaction of Purchaser, then Purchaser and Seller shall close the purchase and sale of such excluded parcel at the same price assigned to such parcel when such parcel was excluded, with the closing of such purchase and sale to occur within 15 days after such Title Objection is cured.
34.Seller’s Termination Rights. In the event that Purchaser gives notice(s) of its election to exclude from the purchase portions of the Property pursuant to Sections 5 and 7 (each, an “Exclusion Notice”), then Seller may with five (5) days of the effective date of the Exclusion Notice which Seller reasonably believes will cause, when combined with the adjustment to the Purchase Price provided for in Section 32, the Purchase Price to be reduced by more than $5,000,000, notify Purchaser that Seller is unwilling to close the transaction and retain all of said parcels (“Seller’s Termination Notice”). Within five (5) days of Purchaser’s receipt of Seller’s Termination Notice, Purchaser shall elect either a) to terminate the Agreement, in which case the Earnest Money Deposit shall be returned to Purchaser and neither party shall have any further rights, duties, or obligations hereunder (except as specifically set forth herein) or (b) to proceed to Closing with an adjustment to the Purchase Price limited to $5,000,000 pursuant to Section 5, 7 and 32.

35.Harvest Parcels. Purchaser acknowledges that Seller has conducted since the Inventory Date, and agrees that after the Effective Date Seller may continue to conduct ongoing timber harvesting operations (“Ongoing Harvest Operations”) until Closing on those harvest planning units identified in Exhibit K-1 (the “Reserved Thinning Harvest Stands”) and in Exhibit K-2 (the “Reserved Clearcut Harvest Stands”; and together with the Reserved Thinning Harvest Stands, the “Reserved Harvest Stands”). Seller shall conduct the Ongoing Harvest Operations in a manner complying with the access and harvest agreement at Closing in the form attached hereto as Exhibit E (the “Post Closing Harvest Agreement”).

(a)
Reserved Harvests. If Seller is unable to complete such harvesting operations on the Reserved Harvest Stands by Closing, Seller shall reserve the unharvested timber on such Reserved Harvest Stands and the right to complete such harvesting operations on such Reserved Harvest Stands for eighteen (18) months after the Closing (or twenty four (24) months after the Closing for Reserved Harvest Stands totaling no more than twenty-five percent (25%) of the acreage of all Reserved Harvest Stands). If such harvesting operations are not completed by Closing, Seller shall reserve such timber in the Deed, and Purchaser and Seller shall enter into the Post Closing Harvest Agreement. Seller shall retain all rights to such timber and all proceeds therefrom until Closing, and through the term of the Post Closing Harvest Agreement, if applicable.

(b)
Undisclosed Harvests. Purchaser shall have the right to verify the existence of timber harvests from the Property, whether authorized or otherwise, which are not reflected in Seller’s Inventory (“Undisclosed Harvests”). In the event of any such Undisclosed Harvests, the Purchase Price shall be reduced dollar for dollar to reflect such reduced volume based on the planted stands value set forth on the Value Table, and the Value Table shall be revised to reflect such adjustments.

(c)
Added Stands. Seller shall have the one (1) time right to elect to remove entire stands from the list of Reserved Harvest Stands (individually, an “Added Harvest Stand”, and collectively “Added Harvest Stands”) on the following conditions:

(i)	Seller shall notify of such Added Stands and the volumes and product classifications contained on each such Added Stands (the “Added Volumes”) no later than fifteen (15) days after the Effective Date;

Exhibit 10.2

(ii)	Seller shall not have begun Ongoing Harvesting Operations on such Added Stands; and

(iii)
the Added Stands shall consist of (A) the 1,241 acres of natural and planted pine stands identified on Exhibit “L” attached hereto and (B) up to an additional 1,000 acres of planted pine stands otherwise complying with the conditions for Added Stands set forth in this Section 35(c).

Upon agreement between Seller and Purchaser of the final list of Added Stands together with the Added Volumes, the Purchase Price shall be increased to reflect such Added Volume and the Value Table shall be revised to reflect such adjustments and the parties shall enter into a confirmatory amendment of this Purchase Agreement confirming the removal of the Added Stands from the Reserved Harvest Parcels and the adjustment of the Purchase Price and Value Tables.
36.Liability of Individual Seller Entities. HBU, TRS, Southern Timberlands and Texas Timberlands shall have no liability under any representation, warranty, covenant, agreement or any other provision of this Agreement, except only to the extent such representation, warranty, covenant, agreement or other provision applies to that portion of the Property owned by each such entity. HBU, TRS, Southern Timberlands and Texas Timberlands shall not be jointly and severally liable in any manner under this Agreement or under any closing documents executed pursuant hereto.

37.Easements. To the extent it is reasonably necessary for Seller, Purchaser or any of their affiliates to cross the Property to access nearby property owned by such entity or to cross such nearby property to access the Property, at Closing and for a period of one (1) year following the Closing Date, Seller and Purchaser shall cooperate with each other to identify such access routes and shall grant the requesting party a permanent, non-exclusive easement for ingress and egress across such property, together with the right to locate utilities within the boundaries of ten (10) feet on either side of any such road used to exercise such easements, upon reasonable terms as may be reasonably necessary. The provisions of this Section 37 shall survive the Closing for a period of one (1) year.

[Signatures commence on following page]

Exhibit 10.2

IN WITNESS WHEREOF, this Agreement has been duly executed, sealed and delivered by the parties hereto the day and year first above written.

Date of Seller’s Execution: August 20, 2018
SELLER:

CATCHMARK HBU, LLC, a Delaware limited liability company

By: /s/ Don Warden
      Name: Don Warden
      Title: Vice President
                Real Estate and Alternative Income
      (SEAL)

CATCHMARK SOUTHERN TIMBERLANDS II, L.P., a Delaware limited partnership

By: /s/ Don Warden
      Name: Don Warden
      Title: Vice President
                Real Estate and Alternative Income
      (SEAL)

CATCHMARK TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company

By: /s/ Don Warden
      Name: Don Warden
      Title: Vice President
                Real Estate and Alternative Income
      (SEAL)

CATCHMARK TEXAS TIMBERLANDS, L.P., a Texas limited partnership

By: /s/ Don Warden
      Name: Don Warden
      Title: Vice President
                Real Estate and Alternative Income
      (SEAL)

[Signatures continue on following page]

Signature Page to Purchase & Sale Agreement

Exhibit 10.2

Date of Purchaser’s Execution: August 20, 2018	PURCHASER: FOREST INVESTMENT ASSOCIATES L.P. By: Forest Investment Associates, LLC Its General Partner __________ By: /s/ Charles L. VanOver (SEAL) Name: Charles L. VanOver Title: Vice President

[Signatures continue on following page]

ESCROW AGENT: FIRST AMERICAN TITLE INSURANCE COMPANY By: /s/ Jennifer Shinholster Name: Jennifer Shinholster Title: Senior Title Officer (SEAL)

[End of signatures]

SGR/19065168.4
Schedule of Exhibits

Exhibit A     -     Property Descriptions
Exhibit B    -    Form of Deed (Texas)
Exhibit B-1    -    Form of Deed (Louisiana)
Exhibit C    -    Form Unrecorded Encumbrances Assignment
Exhibit D    -    Form of Owner’s Affidavit
Exhibit E    -    Form of Post-Closing Harvest Agreement
Exhibit F    -    Value Table
Exhibit G    -    Permitted Encumbrances
Exhibit H     -     Reserved
Exhibit I    -    Schedule of Unrecorded Encumbrances
Exhibit J    -    Cruise Specifications

Exhibit 10.2

Exhibit K-1    -    Reserved Thinning Harvest Stands
Exhibit K-2    -    Reserved Thinning Harvest Stands

EXHIBIT A

Property Descriptions

The property described in the following documents:

Texas

Hardin County

Special Warranty Deed, dated April 11, 2014, between ForesTree VI Texas LP, a Delaware limited partnership, as grantor, and CatchMark HBU, LLC, a Delaware limited liability company, as grantee, recorded on April 23, 2014 as Instrument No. 2014-46196 in the Official Public Records of Hardin County, Texas;

Special Warranty Deed, dated May 29, 2015, between Heartwood Forestland Fund III Limited Partnership, a North Carolina limited partnership, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on June 24, 2015 as Instrument No. 2015-56500 in the aforesaid records;

Special Warranty Deed, dated November 12, 2015, between Miltex Properties, Inc., a Florida corporation, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on November 18, 2015 as Instrument No. 2015-60458 in the aforesaid records; and

Special Warranty Deed, dated November 12, 2015, between Miltex Properties, Inc., a Florida corporation, as grantor, and CatchMark HBU, LLC, a Delaware limited liability company, as grantee, recorded on November 18, 2015 as Instrument No. 2015-60460 in the aforesaid records.

LESS AND EXCEPT the property described in the following two (2) deeds:

Special Warranty Deed with Vendor’s Lien, dated August 10, 2015, between CatchMark HBU, LLC, a Delaware limited liability company, as seller, and S & M Affiliated, Inc., a Texas corporation, as purchaser; and

Special Warranty Deed with Vendor’s Lien, dated September 24, 2015, between CatchMark HBU, LLC, a Delaware limited liability company, as seller, and 418 Land Group, LLC, a Texas limited liability company, as purchaser.

Jasper County

Special Warranty Deed, dated April 11, 2014, between ForesTree VI Texas LP, a Delaware limited partnership, as grantor, and CatchMark HBU, LLC, a Delaware limited liability company, as grantee, recorded on April 22, 2014 as Instrument No. 255723 in Volume 997 at Page 534 of the Official Public Records of Jasper County, Texas; and

General Warranty Deed, dated May 30, 2014, between Timberlands II, LLC, a Delaware limited liability company, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on June 17, 2014 as Instrument No. 257025 in Volume 1003 at Page 768 of the aforesaid records.

Exhibit 10.2

LESS AND EXCEPT the property described in the following deed:

Special Warranty Deed, dated February 1, 2018, between CatchMark HBU, LLC, a Delaware limited liability company, as grantor, and Duncan-Two, Ltd., a Texas limited partnership, as grantee.

Liberty County

Special Warranty Deed, dated May 29, 2015, between Heartwood Forestland Fund III Limited Partnership, a North Carolina limited partnership, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on June 5, 2015 as Instrument No. 2015008854 in the Official Public Records of Liberty County, Texas; as corrected by that certain Corrective Special Warranty Deed dated May 29, 2015, between Heartwood Forestland Fund III Limited Partnership, a North Carolina limited partnership, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on November 9, 2015 as Instrument No. 2015020359 in the aforesaid records; and

Special Warranty Deed, dated November 12, 2015, between Miltex Properties, Inc., a Florida corporation, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on November 18, 2015 as Instrument No. 2015021293 in the aforesaid records.

Newton County

Special Warranty Deed, dated April 11, 2014, between ForesTree VI Texas LP, a Delaware limited partnership, as grantor, and CatchMark HBU, LLC, a Delaware limited liability company, as grantee, recorded on April 24, 2014 as Instrument No. 156486 in Volume 646 at Page 666 of the Official Public Records of Newton County, Texas;

General Warranty Deed, dated May 30, 2014, between Timberlands II, LLC, a Delaware limited liability company, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on June 18, 2014 as Instrument No. 156869 in Volume 649 at Page 421 of the aforesaid records; and

Special Warranty Deed, dated June 13, 2014, between ForesTree VI Texas LP, a Delaware limited partnership, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on June 19, 2014 as Instrument No. 156873 in Volume 649 at Page 677 of the aforesaid records.

Orange County

General Warranty Deed, dated May 30, 2014, between Timberlands II, LLC, a Delaware limited liability company, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on June 19, 2014 as Instrument No. 408236 in the Official Public Records of Orange County, Texas.

LESS AND EXCEPT the property described in the following deed:

Special Warranty Deed, dated January 9, 2018, between CatchMark Texas Timberlands, L.P., a Texas limited partnership, as seller, and John Patrick Beggs, a resident of the State of Texas, as purchaser.

Exhibit 10.2

Polk County

General Warranty Deed, dated May 30, 2014, between Timberlands II, LLC, a Delaware limited liability company, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on July 3, 2014 as Instrument No. 5427 in Volume 2014-1953 at Page 016 of the Official Public Records of Polk County, Texas.

Tyler County

Special Warranty Deed, dated April 11, 2014, between ForestTree VI Texas LP, a Delaware limited partnership, as grantor, and CatchMark HBU, LLC, as grantee, recorded on April 23, 2014 in Volume 1096 at Page 509 of the Official Public Records of Tyler County, Texas; and

General Warranty Deed, dated May 30, 2014, between Timberlands II, LLC, a Delaware limited liability company, as grantor, and CatchMark Texas Timberlands, L.P., a Texas limited partnership, as grantee, recorded on June 17, 2014 in Volume 1100 at Page 514 of the aforesaid records.

Louisiana

Allen Parish

Transfer and Assumption Agreement, dated December 23, 2015, between Timberlands II, LLC, a Delaware limited liability company, as transferor, and CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as transferee, recorded on January 21, 2016 under Registry No. 487281 in Book 516 at Page 515 of the Official Public Records of Allen Parish, Louisiana.

Beauregard Parish

Transfer and Assumption Agreement, dated December 23, 2015, between Timberlands II, LLC, a Delaware limited liability company, as transferor, and CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as transferee, recorded on January 15, 2016 under Instrument No. 531723 in Book 965 at Page 425 of the Official Public Records of Beauregard Parish, Louisiana.

LESS AND EXCEPT the property described in the following deed:

Cash Sale Deed, dated February 21, 2017, between CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as vendor, and Joseph Andrew Haraminac and Rebecca Stark Haraminac, husband and wife, residents of the State of Louisiana, collectively, as vendee, recorded on February 23, 2017 under Instrument No. 539439 in Book 983 at Page 242 of the aforesaid records.

Calcasieu Parish

Transfer and Assumption Agreement, dated December 23, 2015, between Timberlands II, LLC, a Delaware limited liability company, as transferor, and CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as transferee, recorded on January 21, 2016 under Instrument No. 3214711 in Book 4089 at Page 817 of the Official Public Records of Calcasieu Parish, Louisiana.

DeSoto Parish

Exhibit 10.2

Transfer and Assumption Agreement, dated December 23, 2015, between Timberlands II, LLC, a Delaware limited liability company, as transferor, and CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as transferee, recorded on January 15, 2016 under Registry No. 734459 in Book 1287 at Page 191 of the Official Public Records of DeSoto Parish, Louisiana.

Natchitoches Parish

Transfer and Assumption Agreement, dated December 23, 2015, between Timberlands II, LLC, a Delaware limited liability company, as transferor, and CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as transferee, recorded on January 15, 2016 under Instrument No. 383225 in Book 699 at Page 590 of the Official Public Records of Natchitoches Parish, Louisiana.

LESS AND EXCEPT the property described in the following deed:

Cash Sale Deed, dated March 9, 2017, between CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as vendor, and Sidney B. Evans, Jr. and Evelyn Maples Evans, husband and wife, residents of the State of Louisiana, collectively, as vendee, recorded on March 9, 2017 under Registry No. 392810 in Book 709 at Page 869 of the aforesaid records.

Rapides Parish

Transfer and Assumption Agreement, dated December 23, 2015, between Timberlands II, LLC, a Delaware limited liability company, as transferor, and CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as transferee, recorded on January 19, 2016 in Book 2027 at Page 637 of the Official Public Records of Rapides Parish, Louisiana.

Sabine Parish

Transfer and Assumption Agreement, dated December 23, 2015, between Timberlands II, LLC, a Delaware limited liability company, as transferor, and CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as transferee, recorded on January 21, 2016 under Instrument No. 454346 in Book 758 at Page 486 of the Official Public Records of Sabine Parish, Louisiana.

LESS AND EXCEPT the property described in the following two (2) deeds:

Cash Sale Deed, dated March 15, 2018, by and between CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as vendor, and Raymond L. Brown, Jr., as vendee, recorded on March 16, 2018 under Instrument No. 464158 in Book 783 at Page 346 of the aforesaid records; and

Cash Sale Deed, dated June         , 2018, by and between CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as vendor, and Ronnie W. Borders, Ltd., a Texas limited partnership, as vendee.

Vernon Parish

Act of Conveyance, dated October 24, 2014, between ForesTree GM LLC, a Delaware limited liability company, as vendor, and CatchMark HBU, LLC, a Delaware limited liability company, as vendee, recorded on November 10, 2014 under Instrument No. 663630 in Book 1502 at Page 286 of the Official Public Records of Vernon Parish, Louisiana;

Exhibit 10.2

Act of Conveyance, dated July 14, 2015, between ForesTree GM LLC, a Delaware limited liability company, as vendor, and CatchMark HBU, LLC, a Delaware limited liability company, as vendee, recorded on August 3, 2015 under Instrument No. 668921 in Book 1512 at Page 205 of the aforesaid records; and

Transfer and Assumption Agreement, dated December 23, 2015, between Timberlands II, LLC, a Delaware limited liability company, as transferor, and CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as transferee, recorded on January 22, 2016 under Instrument No. 672432 in Book 1519 at Page 446 of the aforesaid records.

LESS AND EXCEPT the property described in the following two (2) deeds:

Cash Sale Deed, dated March 16, 2017, by and between CatchMark HBU, LLC, a Delaware limited liability company, as vendor, and Stevens and Toney Land Development, LLC, a Louisiana limited liability company, as vendee, recorded on March 17, 2017 under Instrument No. 680955 in Book 1536 at Page 8 of the aforesaid records; and

Cash Sale Deed, dated January 31, 2018, by and between CatchMark Southern Timberlands II, L.P., a Delaware limited partnership, as vendor, and Mark E. Martin and Nancy A. Martin, husband and wife, residents of the State of Louisiana, collectively, as vendee, recorded on February 1, 2018 under Instrument No. 686940 in Book 1547 at Page 769 of the aforesaid records.

3

EXHIBIT B

Form of Texas Deed

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE ITS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
SPECIAL WARRANTY DEED
R.E. No. ____________
THIS INDENTURE, made the ____ day of ______________, 2015, between __________, a __________ (the “Grantor”), having its principal place of business at __________, and ________________________________, a ______________________ (the “Grantee”), having its principal place of business at __________.
WITNESSETH, that the Grantor, for the sum of Ten and 00/100 ($10.00) Dollars, and other good and valuable consideration, to it paid by the Grantee, the receipt of which is hereby acknowledged, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto the said Grantee the following described land, situated in the County of ______________, and State of Texas, to wit (the “Land”):

Exhibit 10.2

See Exhibit “A” attached hereto and by this
reference made a part hereof.
Being part of the property conveyed to Grantor by that certain ________ Deed from ______________, a ______________, dated ______________, and filed for record in the Official Public Records of __________ County, Texas and recorded in Book ____ Page ____.
TOGETHER with (i) all down and standing trees or timber located thereon, (ii) all buildings thereon, (iii) all roads, bridges and other improvements and fixtures thereon, (iv) all right, title and interest in and to all gas, oil, minerals, coal, sand, gravel and all other substances or minerals of any kind or character underlying or relating to such Land to the extent not retained by, or conveyed out by, Grantor’s predecessors in title, and (v) all other privileges, appurtenances, easements and other rights appertaining to the Land (together with the Land collectively, the “Property”).
[Add timber reservation, if applicable]
TO HAVE AND TO HOLD the above-described Property in fee simple forever, subject only to those matters set forth on Exhibit “B” attached hereto and by this reference made a part hereof.
And Grantor, for itself and its successors and assigns, does hereby warrant the title to said Property, will defend the same against the lawful claims of all persons claiming by, through, or under Grantor, but not otherwise, and will execute such further assurances thereof as may be requisite.

IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed in its name by its duly authorized representative the day and year first above written.
SELLER:

__________a__________

By:
Name:
Title:

STATE OF	)
	)	ss
COUNTY OF	)
I, , a Notary Public in and for said County and State, hereby certify that , whose name as the of __________, the __________ of __________, the __________of __________, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, s/he, as such officer and with full authority, executed the same voluntarily (on the day the same bears date) on behalf of such entities for and as the act of said entities.
Given under my hand and official seal on ___________________.

Exhibit 10.2

Notary Public
My commission expires:
Prepared by:
Exhibit “A”
to
Texas Deed Form

Legal Description

SGR/19065168.4
Exhibit “B”
to
Texas Deed Form

PERMITTED ENCUMBRANCES FROM AGREEMENT

EXHIBIT B-1
Form of Louisiana Deed

ACT OF CONVEYANCE
UNITED STATES OF AMERICA
State of Louisiana
Parish of __________
R.E. No. [___________]
BE IT KNOWN, that on this _____ day of the month of [______________] in the year 2018.

BEFORE ME, __________, a Notary Public duty commissioned and qualified in and for the State of __________, therein residing, and in the presence of the witnesses hereinafter named and undersigned, personally came and appeared:

__________, organized under the laws of the State of __________, whose Federal Tax Identification Number is XX-XXX-__________, and who permanent mailing address is __________, duly authorized to do business in the State of Louisiana, and represented herein by __________ of __________, its __________, who appeared and acknowledged that he has been duly authorized to action for and on behalf of said __________, acting in capacity for and on behalf of said __________, (hereafter called “VENDOR”),
For the price and on the terms and conditions hereinafter set forth, __________VENDOR does by these presents GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, SET OVER, ABANDON and DELIVER, with limited warranty of title,

Exhibit 10.2

and none other whatsoever, not even as to the return of the purchase price, such limited warranty of title applying only as to Vendor’s own acts and the acts of those claiming by, through or under Vendor, and not as to any acts of Vendor’s predecessors in title but with full substitution and subrogation in and to all rights and actions of warranty which it has or may have against all preceding owners and vendors, unto:
[_________________], a [___________________________], duly qualified as a foreign limited liability company with the Secretary of State of the State of Louisiana, whose Federal Employee Identification Number is [_____________] and whose permanent mailing address is [________________], represented herein by [_____________________] its duly authorized representative pursuant to a resolution of its [members/managers], a certified copy of which is attached hereto, VENDEE;
On the date hereinafter indicated, appeared, accepted and purchased for themselves, their heirs/successors and assigns, and acknowledged due delivery and possession thereof, all and singular, that portion of the real estate lying, being and situated in the Parish of __________, State of Louisiana, being more particularly described as follows, to-wit (the “Property”):
See attached Exhibit “A”
Together with (i) all down and standing trees or timber located thereon, (ii) all buildings thereon, (iii) all roads, bridges and other improvements and fixtures thereon, (iv) without warranty, all right, title and interest in and to all gas, oil, minerals, coal, sand, gravel and all other substances or minerals of any kind or character underlying or related to such land to the extent not retained or conveyed out by VENDOR’S predecessors in title, (v) all other privileges, appurtenances, easements and other rights appertaining thereto, and (vi) any after-acquired title to any of the foregoing.
TO HAVE AND TO HOLD the above-described Property unto the said VENDEE, its heirs/successors and assigns, forever and VENDOR does hereby bind itself, its successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through and under VENDOR, but not otherwise.
This sale and the limited warranty of title set forth herein are made subject to the matters set forth on Exhibit B attached hereto and incorporated herein by reference for all purposes (collectively, the “Permitted Encumbrances”). VENDEE and VENDOR acknowledge and agree that the inclusion of the Permitted Encumbrances is for informational purposes only and shall not serve to (i) acknowledge, revive or re-inscribe such Permitted Encumbrances that may have prescribed under Louisiana law; (ii) interrupt or suspend the running of prescription as to the Permitted Encumbrances; or (iii) renounce the benefits of prescription that may have accrued under Louisiana law with respect to the Permitted Encumbrances.

This sale is made and accepted for and in consideration of the price and sum of ______________________________________ and No/100 ($______________) Dollars, which the said VENDEE has well and truly paid, in ready and current money, to the said VENDOR, who hereby acknowledges the receipt thereof and grants full acquittance and discharge therefor.

Except as set forth in Vendor’s limited warranty of title herein and except as may otherwise be provided in that certain Purchase and Sale Agreement dated as of ________________, 2018, between VENDOR and Vendee (the “Purchase Agreement”): (1) VENDOR does not make any representations or warranties of any kind whatsoever, either express or implied, with respect to and shall have no liability for the Property (or any related matters); and (2) the Property described hereunder is hereby conveyed to Vendee in an “AS IS” and “WITH ALL FAULTS” condition as of the date hereof, including, without limitation, (i) the existence or non-existence of legal access to or from the Property or any portion thereof; (ii) the number of acres comprising the Property; (iii) the volume, condition or quality of timber on the Property; (iv) logging conditions or feasibility; (v) the stability of soils; (vi) suitability, habitability, merchantability or fitness of the Property for any construction or development, or for the Vendee’s intended use; (vii) the condition of any other structure or improvements on the Property; (viii) encroachment or boundary questions; (ix) compliance with any laws; (x) drainage, availability or adequacy of water, sewer or other utilities, zoning, access and similar matters; and (xi) any other matters related to the Property.

[Add timber reservation, if applicable.]

VENDEE EXPRESSLY WAIVES THE WARRANTY OF FITNESS FOR INTENDED PURPOSES OR GUARANTEE AGAINST HIDDEN OR LATENT REDHIBITORY VICES UNDER LOUISIANA LAW, INCLUDING LOUISIANA CIVIL CODE ARTICLES 2520 (1870) THROUGH 2548 (1870), AND THE WARRANTY IMPOSED BY LOUISIANA CIVIL CODE ARTICLES 2476 AND 2478; VENDEE WAIVES ALL RIGHTS IN REDHIBITION PURSUANT TO LOUISIANA CIVIL CODE

Exhibit 10.2

ARTICLE 2520, ET SEQ; VENDEE ACKNOWLEDGES THAT THIS EXPRESS WAIVER IS A MATERIAL AND INTEGRAL PART OF THIS TRANSFER AND THE CONSIDERATION THEREFOR; VENDOR EXPRESSLY SUBROGATES VENDEE TO ALL RIGHTS, CLAIMS AND CAUSES OF ACTION VENDOR MAY HAVE ARISING FROM OR RELATING TO ANY HIDDEN OR LATENT DEFECTS IN THE PROPERTY; AND VENDEE ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO THE ATTENTION OF VENDEE AND EXPLAINED IN DETAIL AND THAT VENDEE HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER OF WARRANTY OF FITNESS AND/OR WARRANTY AGAINST REDHIBITORY VICES AND DEFECTS FOR THE ABOVE DESCRIBED PROPERTY. NOTWITHSTANDING THE FOREGOING, TO THE EXTENT THE PURCHASE AGREEMENT PROVIDES FOR THE SURVIVAL OF ANY REPRESENTATIONS AND WARRANTIES, SUCH REPRESENTATIONS AND WARRANTIES SHALL SURVIVE TO THE EXTENT PROVIDED THEREIN.

In accordance with La. R.S. 9:2721(B), from and after the date of this Act of Conveyance, (a) the name of the person responsible for all property taxes and assessments is [_____________________________], and (b) all property tax and assessment notices should be mailed to the following address: [_________________________________________________________]. All ad valorem taxes payable on the Property for the current year shall be prorated by the VENDOR and the VENDEE.

The parties hereto hereby waive the production of mortgage, conveyance and other certificates and relieve me, the Notary from any and all responsibility in connection therewith.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Thus Done and Passed at __________County, State of__________, on the day and in the month and year first hereinabove written in the presence of ____________________ and ________________________, the undersigned competent. witnesses, who have signed these presents together with said appearers and me, Notary, after due reading of the whole.

VENDOR:

Witnesses:	__________,
a __________

_______________________            By:
Print Name:______________             Name:
Title:

________________________
Print Name:______________

___________________________________
Print Name: _________________________
Notary Public of ______________________ County, __________

My Commission Expires: _________________
[VENDOR’S SECRETARY’S CERTIFICATE]

[ATTACH]

THUS DONE AND PASSED by VENDEE at __________________, State of _______________, on this _______ day of ________________, 2018, in the presence of ________________ and _________________________, the undersigned competent witnesses, who have signed these presents together with appearers and me, Notary, after due reading of the whole.
VENDEE:

Exhibit 10.2

[_______________________________________],
a [_____________________________________]
Witnesses to all signatures:
By:______________________________
Print Name: _______________________
_____________________________    Its:_______________________________
Print Name: ___________________

_____________________________
Print Name: ___________________

Print Name:
Notary Number:
Notary Public in and for the
______________ County, State of ________________

My Commission Expires: _________________________

[AFFIX STATE REQUIRED AUTHORITY CERTIFICATE]

[VENDEE’S SECRETARY’S CERTIFICATE]

[ATTACH]

Exhibit A
(To Form Deed)

PROPERTY
LEGAL DESCRIPTION

(see attached)

Exhibit B
(To Form Deed)

PERMITTED ENCUMBRANCES FROM AGREEMENT

EXHIBIT C
Form of Unrecorded Encumbrances Assignment

ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit 10.2

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made effective as of the _____ day of ________________, 2018, by ___________________________, a Delaware limited liability company (“Assignor”), and ______________________________, a _________________
(“Assignee”).

A.
Assignor and Assignee entered into that certain Purchase and Sale Agreement dated _____________________ (“Agreement”), pursuant to which Assignee agreed to purchase from Assignor certain property located in Hardin, Jasper, Liberty, Newton, Orange, Polk and Tyler Counties, Texas, and Allen, Beauregard, Calcasieu, DeSoto, Natchitoches, Rapides, Sabine and Vernon Parishes, Louisiana (the “Property”).

B.
Pursuant to the terms of the Agreement, Assignor desires to transfer to Assignee all of the rights, title and interest of Assignor in and to those leases, permits and unrecorded agreements set forth on Exhibit A attached hereto (the “Unrecorded Agreements”).

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the parties agree as follows:

1.
Assignment and Assumption. Subject to the terms of the Agreement, Assignor hereby sells, assigns, conveys, transfers and delivers unto Assignee, and Assignee assumes from Assignor, all of Assignor’s rights, title, interests and obligations in and to the Unrecorded Agreements. Assignee hereby accepts the assignment and agrees to faithfully perform all covenants, stipulations, agreements and obligations of Assignor under the Unrecorded Agreements.

2.
Indemnification. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, damages, costs, expenses and liabilities (including, without being limited to, reasonable attorneys’ fees) of whatever kind or nature with respect to any claim, liability or obligation of the lessor thereunder accruing under the Unrecorded Agreements, to the extent such Unrecorded Agreements affect the Property, prior to the date hereof. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any and all claims, damages, costs, expenses and liabilities (including, without being limited to, reasonable attorneys’ fees) of whatever kind or nature with respect to any claim, liability or obligation of the lessor thereunder accruing under the Unrecorded Agreements, to the extent such Unrecorded Agreements affect the Property, from and after the date hereof.

3.	Severability. If any provision of this Assignment shall be held to be invalid or unenforceable, then the validity and enforceability of the remaining provisions shall not be affected thereby.

4.	Binding Effect. This Assignment shall be binding upon the parties hereto and their respective successors and assigns and shall run with the title to the Property.

5.	Counterparts. This Assignment may be signed in one or more counterparts which, together, shall constitute one agreement.

6.
Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia without regard to conflicts-of-law principles that would require the application of any other law.

IN WITNESS WHEREOF, this Assignment is entered into by the undersigned parties effective as of the date first above written.

Exhibit 10.2

Assignor:

___________________________, a Delaware limited liability company

By:________________________________
Name:______________________________
Title:_______________________________

Assignee:

By:________________________________
Name:______________________________
Title:_______________________________

EXHIBIT A
to
Assignment and Assumption Agreement

[List of Unrecorded Agreements]

EXHIBIT D

Form of Owner’s Affidavit

FIRST AMERICAN TITLE INSURANCE COMPANY

STATE OF _____________

COUNTY OF____________

The undersigned ("Affiant") appearing before me, a notary public in and for the State or Commonwealth of __________________, authorized to take and administer oaths, having been duly sworn, deposes and says, that to the best of his actual knowledge, without independent investigation or inquiry:

1. Affiant is the duly elected and incumbent ___________________ of _____________________________ ("Owner"), having personal knowledge of the facts averred to herein;

Exhibit 10.2

and is authorized by Owner to make and deliver this Affidavit and the averments contained herein.

2. Owner is the owner of that certain real property, or interest therein (the "Property"), more particularly described on Exhibit "A", attached hereto and made a part hereof and referenced in First American Title Insurance Company's Commitment for Title Insurance No. NCS-__________________-ATL (the "Commitment"), subject to the matters shown on the Commitment.

3. No proceedings in bankruptcy or receivership have been instituted by or against Owner nor has Owner made an assignment for the benefit of creditors.

4. That to the knowledge of the undersigned there is no action or proceeding now pending or threatened in any state or Federal court in the United States to which Owner is a party and which affects the Property or Owner's right and authority to convey or encumber the same; nor is there any state or Federal court judgment; state or Federal tax lien, or any other state or Federal lien of any nature against Owner which may constitute a lien or charge upon the Property.

5. That to the knowledge of the undersigned there are no delinquent real estate taxes or unpaid current real estate taxes; nor any pending or levied assessments, whether imposed by a governmental authority or private entity, against the Property including, but not limited to, those for sidewalks, streets, curbs, gutters, sewers and water lines.

6. At no time within the preceding ____________ (____) days has any work, services, or labor been done, nor have any fixtures, apparatus or material been furnished in connection with or to the Property, except such fixtures, apparatus, materials, work, labor or services as have been fully and completely paid for; there is no claim or outstanding indebtedness to anyone for any fixtures, apparatus, materials, work, labor or services done to, upon, or in connection with the Property; and there are no mechanics' lien claims against the Property, of record or otherwise.

7. Except as set forth on Exhibit “B” attached hereto and made a part hereof, there are no tenants or parties who have leasehold or tenancy rights to occupy any portion of the Property under unrecorded leases or other occupancy agreements with Seller, and none of the tenants or other parties have any right to the Property other than as tenant, nor any optional right of first refusal to purchase the Property.

8. That to the best of Affiant’s knowledge, there are no current, uncured violations of any declarations, covenants, conditions, or restrictions affecting the Property, and Owner has received no notice or claim of any such violation.

The statements made herein are limited to matters arising by, through or under Owner.

This Affidavit is made and given to induce First American Title Insurance Company to issue its policies of title insurance to ___________________________, and First American Title Insurance Company is entitled to rely on the facts herein stated in connection with the issuance of one or more title insurance policies pertaining to the Property. In consideration of First American Title Insurance Company issuing its policy effective as of the date closing occurs without making exception therein to encumbrances upon title which may be recorded between said date of closing and the date the documents creating the interest being insured have been filed for record, the Owner agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance upon title executed by Seller which may be filed against the Property during the period of time between the date of closing and the date of recording of all closing instruments.
.

Exhibit 10.2

Further, Affiant sayeth not.

Owner:

___________________________, a Delaware limited liability company

By:________________________________
Name:______________________________
Title:_______________________________

Subscribed and Sworn to before me this
______ day of ________________, 20____.

_____________________________________

My Commission Expires:

EXHIBIT “A”
Property

EXHIBIT “B”
Tenants/Parties in Possession

EXHIBIT E

Form of Post-Closing Harvest Agreement

POST-CLOSING HARVESTING AGREEMENT

This Post-Closing Harvesting Agreement (the “Agreement”) is made by and between _______________, a ________________ (hereinafter referred to as “Owner”), and _______________, a ________________ (hereinafter referred to as “Seller”), as of the ___ day of __________, 2018.

W I T N E S S E T H:

For and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, it is agreed by and between the parties hereto as follows:

Exhibit 10.2

1.
Timberland Sale and Timber Reservation: Seller has sold to Owner on the date hereof certain timberland located in __________ Counties, __________ (the “Property”). Seller has reserved from said conveyance certain merchantable timber located on the Property as shown on Exhibit “A” attached hereto and hereby made a part hereof (the “Timber”). Seller has entered into those timber sale contracts listed on Exhibit “B” attached hereto (the “Timber Contracts”) pursuant to which the respective timber buyer under such contract has the right to harvest the Timber more particularly described in such Timber Contract. Seller and Owner are entering into this Agreement to define and acknowledge the responsibilities and obligations of Seller and Owner with respect to the harvesting of the Timber.

2.
Cutting & Access Rights: Seller shall cut and remove 100% of the merchantable Timber that is accessible using commercially reasonable efforts on or before ____________, 2020, with the period from the date hereof through and including ____________, 2020 being hereinafter referred to as the “Term”. Seller shall have no further rights to enter the Property or cut the Timber after said date. Owner hereby grants to Seller rights of ingress and egress with workers, machinery and equipment on the Property and any Owner’s roads on adjoining property of Owner, but only to the extent necessary to conduct such timber cutting and removal. Seller’s use of Owner’s roads shall be at Seller’s own risk. Owner shall not be liable for any latent or patent defect in any roadway nor shall Owner be liable for any damages or injuries sustained by Seller or Seller’s agents, employees, contractors or assigns, or any other individual or entity acting by, for or under Seller hereunder, arising out of or resulting from the use of said roads, except to the extent such damages or injuries are caused by Owner’s gross negligence or willful misconduct. Seller agrees to conduct its activities at all times so as to minimize damage to Owner’s roads and agrees to repair any damage to Owner’s roads caused by Seller or Seller’s agents, employees, contractors or assigns.

3.
Seller’s Operations: Seller shall conduct its timber cutting and removal under this Agreement in a prudent and responsible manner, using generally accepted and sound silvicultural and harvesting procedures and practices in order to protect and preserve in all respects the land upon which said timber is located and any adjoining timber and lands of Owner. For stands shown as thinnings, Seller shall ensure that each such thinned stand shall have an average basal area of no less than 60 square feet per acre. Trees shall be cut as low to the ground as practical in accordance with generally acceptable industry standards. Seller shall repair all fences or structures damaged by its operations. Seller shall leave all fire breaks, property lines, running streams and drainage ditches clear of logs, timber, limbs and debris. All oil drums, cans, bottles, cartons, limbing bars, loading decks, abandoned equipment and other debris shall be removed from the Property upon completion of Seller’s harvesting operations at Seller’s expense. If repairs are not made or if the debris is not removed and cleared promptly after notice from Owner, Owner may undertake such repair or removal for Seller’s account, and Seller shall be liable to Owner for any reasonable expenses incurred in repairing or removing same. Seller shall not, under any circumstances, bury any material underground.

Seller acknowledges that a higher degree of care is required when the Property is abnormally wet and that such condition may require Seller to stop or interrupt its operations hereunder. Owner reserves the right to suspend Seller’s harvesting operations when Owner reasonably deems significant site damage will result from continued operations.

All timber harvesting operations shall be conducted in compliance with the Best Management Practices (BMP) guidelines of the States of Texas and Louisiana, and in compliance with applicable law.

Exhibit 10.2

1.
Owner’s Inspection: Owner shall have the right, at any time, to inspect the Property upon which the Timber is located for the purpose of ascertaining whether the requirements of this Agreement are being met. In the event any violations are discovered or ascertained by Owner, then Owner shall provide written notice of such violations to Seller, and Seller shall have a reasonable amount of time thereafter to remedy such violations. If Seller fails to remedy such violations within a reasonable amount of time, Owner shall have the right to remedy the same, and Seller shall reimburse Owner for the cost thereof.

2.
Payment for Unauthorized Cutting: The cutting or materially damaging of any trees not permitted to be cut hereunder shall be paid for by Seller at the rate of 150% of the then current market value of said timber.

3.
Indemnification & Hold Harmless: Seller does hereby agree to indemnify and hold harmless Owner in connection with and from (a) any and all causes of action, liabilities, losses, damages, injuries, claims, costs (including reasonable attorney fees) or litigation, arising out of, attributable to, resulting from or due to the activities and operations of Seller, its contractors, agents and employees on the Property, except to the extent such are caused by the gross negligence or willful misconduct of Owner, or its agents or employees, and (b) any violation or default under any of the Timber Contracts.

4.
Insurance: During the Term, Seller shall cause the timber Purchasers under the Timber Contracts to maintain a general liability insurance policy, with coverage in an amount not less than $2,000,000.00, insuring Seller’s presence and activities on the Property. In lieu of coverage in the amount of $2,000,000, such timber Purchasers may maintain general liability coverage on a per occurrence basis of $1,000,000 and excess umbrella coverage on a per occurrence basis of $1,000,000. The aforesaid insurance shall be obtained from a company reasonably satisfactory to Owner and licensed to do business in the States of Texas and Louisiana. Such insurance policy or policies shall name Owner as an additional insureds, and shall provide for at least thirty (30) days’ written notice to Owner prior to cancellation, termination, modification or change of any such policy. A certificate thereof, together with satisfactory evidence of payment of the premium thereon, shall be deposited with Owner on or before the date of this Agreement. Owner makes no representation that the limits of liability specified to be carried by Seller under the terms hereof are adequate to protect Seller. If Seller deems this insurance to be inadequate, Seller shall, at its own expense, provide such additional insurance as necessary.

5.
Fire Protection: Seller shall use all reasonable and customary precautions and procedures to prevent fires on the Property or any adjacent lands of Owner. In the event of any such fire of which Seller is aware, Seller shall promptly notify Owner, and shall have Seller’s employees, agents, or assigns carrying on said timber operations, control or assist in controlling said fire. Owner specifically reserves the right to prohibit the making of fires on the Property if it is deemed advisable to do so, and further reserves the right to stop or interrupt Seller’s operations hereunder if conditions are such that, in Owner’s discretion, continued operations are reasonably likely to start forest fires.

6.
Compliance with Laws, Etc.: Seller shall comply with all federal, state and local laws, rules, and regulations applicable to the operations contemplated by this Agreement, including, without limitation, environmental protection/pollution laws and regulations, workmen’s compensation laws and regulations, and the securing by Seller of all necessary licenses and permits incidental to said operations. Seller further covenants and agrees that it will not conduct its operations in a

Exhibit 10.2

manner which could cause Owner to be in violation of any federal, state or local law, rule or regulation. Seller covenants and agrees to hold Owner harmless from and/or reimburse Owner from any costs including fees imposed by any federal, state or local agency and attorney fees which may result from Seller’s failure to fully comply with such laws, rules and regulations or from any cost which may result from Seller’s conduct which exposes Owner to a violation of such laws, rules and regulations.

7.
Severance Taxes: Seller shall pay such severance tax and all assessments as may now or hereafter be required to be paid by the laws of the States of Texas and Louisiana, if any, in connection with its operations hereunder.

8.
Default: Either party may exercise any rights or remedies available to it in any court of law or equity. In addition to all other remedies, Owner, in the event of Seller’s default in any provision of this Agreement, shall have the right to order that Seller immediately stop its harvesting operations whereupon Seller will cease its operations until the default is corrected. If the default is not corrected within thirty (30) days, at Owner’s option this Agreement may be terminated; provided, however, in the event such default cannot be corrected within thirty (30) days, such thirty (30) day period shall be extended for a reasonable amount of time so long as Seller is diligently pursuing correction thereof. No extension of the cutting period will be granted in the event of such default and extension of operations.

Owner’s right to terminate as set forth in this Paragraph 11 shall be a right in addition to collection of any damages, including costs of repair, sustained by Owner which arise out of or result from Seller’s breach of the provisions contained in this Agreement. The remedies provided for in this paragraph are in addition to any other remedies permitted in this Agreement or allowed by law.

9.	Notice: Seller shall notify Owner at the address listed in Paragraph 16 below, with regard to cutting activity as follows:

a.	At the beginning of the cutting of the Timber.

b.	Of any event of discontinued cutting for a period of more than four (4) weeks.

c.	At the beginning of resumed cutting activity.

d.	Upon completion of the cutting operation.

10.	Assignment: This Agreement shall not be assigned by Seller, in whole or in part, without the prior written consent of Owner.

11.	Bankruptcy, etc.: This Agreement may be terminated by Owner in the event of the filing of any bankruptcy or insolvency action or proceedings by or against Seller.

12.
Owner’s Retained Rights; Warranty: Title to the Property on which the Timber is located shall remain vested in Owner. This Agreement is made subject to any rights outstanding under any existing oil, gas or any other mineral leases or contracts covering all or any part of the Property, whether the same be recorded or otherwise, and to any rights outstanding under any other contracts, leases, easements, rights-of-way or roads as may be evidenced by possession, use, survey or which are of record.

13.	Miscellaneous:

a.	This Agreement contains the entire agreement of the parties hereto, and both parties acknowledge that neither party has made any promise or representations or offered any

Exhibit 10.2

inducement, except as herein set forth with regard to the subject matter of this Agreement. There shall be no alteration or modification of this Agreement, other than by an appropriate written instrument executed by the parties hereto or their respective successors in interest.

b.
The paragraph titles herein are for purposes of convenience only and shall in no way be held to explain, modify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

c.
The terms Seller and Owner shall and do include and extend to the contractors, representatives, successors, heirs and assigns of the parties hereto. The rights of Seller under this Agreement extend to the respective timber buyers under the Timber Contracts, and each of such timber buyer’s contractors, agents and employees.

d.
Any delay or failure by Owner in the strict enforcement of the provisions of this Agreement with respect to any default by Seller hereunder shall not constitute a waiver of Owner’s rights respecting such default or any other default hereunder. All indemnities, rights and remedies provided for herein shall survive the expiration or earlier termination of this Agreement.

e.	This Agreement shall be construed under the laws of the States of Texas.

f.	Time is of the essence of this Agreement.

g.	Any notices contemplated under this Agreement shall be deemed sufficient if mailed to the Owner at ____________________, and Seller at ____________________________.

IN WITNESS WHEREOF, Owner and Seller have caused this Agreement to be duly executed by authorized representatives as of the date first written above.

[Signatures begin on following page]

“OWNER”

________________________, a_______________________

By: ________________________
Name: ______________________
Title: _______________________

[Signatures continue on following page]

“SELLER”

______________________,
a ________________________

By:___________________________________
Name:_________________________________
Title:__________________________________

Exhibit 10.2

Exhibit “A”
to Post-Closing Harvest Agreement

Exhibit “B”
to Post-Closing Harvest Agreement

Exhibit 10.2

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
EXHIBIT F
Value Table

Land	Acres	Per Acre Value	Total Value
Total	[***]	$ [***]	$ [***]

Merchantable Timber (Planted Stands)
Product	Volume (tons)	Unit Value	Total Value
Pine Pulpwood	[***]	$ [***]	$ [***]
Pine Chip-n-saw	[***]	$ [***]	$ [***]
Pine Sawtimber	[***]	$ [***]	$ [***]
Hardwood Pulpwood	[***]	$ [***]	$ [***]
Hardwood Sawtimber	[***]	$ [***]	$ [***]
Total	[***]		$ [***]

Merchantable Timber (Natural Stands)
Product	Volume (tons)	Unit Value	Total Value
Pine Pulpwood	[***]	$ [***]	$ [***]
Pine Chip-n-saw	[***]	$ [***]	$ [***]
Pine Sawtimber	[***]	$ [***]	$ [***]
Hardwood Pulpwood	[***]	$ [***]	$ [***]
Hardwood Sawtimber	[***]	$ [***]	$ [***]
Total	[***]		$ [***]

Premerchantable Timber (Age 0-14)
Age	Acres	Per Acre Value	Total Value
CC	[***]	$ [***]	$ [***]
0	[***]	$ [***]	$ [***]
1	[***]	$ [***]	$ [***]
2	[***]	$ [***]	$ [***]
3	[***]	$ [***]	$ [***]
4	[***]	$ [***]	$ [***]
5	[***]	$ [***]	$ [***]
6	[***]	$ [***]	$ [***]
7	[***]	$ [***]	$ [***]
8	[***]	$ [***]	$ [***]
9	[***]	$ [***]	$ [***]
10	[***]	$ [***]	$ [***]
11	[***]	$ [***]	$ [***]
12	[***]	$ [***]	$ [***]
13	[***]	$ [***]	$ [***]
14	[***]	$ [***]	$ [***]
Total	[***]		$ [***]

Total Value			$ [***]
Total Value Per Acre			$ [***]

EXHIBIT G

Exhibit 10.2

Permitted Encumbrances

1.	Ad valorem taxes not yet due and payable.

2.
All previous reservations, exceptions and conveyances of record by Seller’s predecessors in title of oil, gas, associated hydrocarbons, minerals and mineral substances, and royalty and other minerals rights and interests.

3.	All matters that would be revealed by a current and accurate survey or inspection of the Property.

4.	Any loss or claim due to lack of access to any portion of the Property.

5.	Existing zoning and land use restrictions.

6.	Rights of parties in possession pursuant to the Unrecorded Encumbrances.

7.	Riparian rights of others in and to any creeks, rivers, lakes or streams located on or adjoining the Property.

8.	The Post-Closing Harvest Agreement.

9.	Existing road rights of way and the right of the public to use such roads.

10.	Existing railroad rights of way and easements.

11.	Existing utility easements and rights of way.

12.	All other matters appearing of record which do not materially and adversely affect the use of the Property as commercial timberlands.

13.	[List specific exceptions listed in Purchaser’s final title commitment].

EXHIBIT H

N/A

EXHIBIT I

Schedule of Unrecorded Encumbrances

License#	Tract	LeasedAc	LeasedCo	LeasedState	ClubName
HD-0036	HD06	401	Hardin Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD07	819	Hardin Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD08	764	Hardin Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD78	426	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD79	394	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD80	83	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD82	11	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD83	190	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD84	345	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD86	716	Liberty Co.	TX	DEVERS HUNTING CLUB

Exhibit 10.2

HD-0036	HD87	561	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD87 SOUTH	61	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD89	987	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD94	1069	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0036	HD96	698	Liberty Co.	TX	DEVERS HUNTING CLUB
HD-0037	HD45	62	Liberty Co.	TX	BLAU GULLY HUNTING CLUB
HD-0037	HD90	155	Liberty Co.	TX	BLAU GULLY HUNTING CLUB
MT-001	MT003	889	Hardin Co.	TX	MOSS BRANCH HUNTING CLUB
MT-002	MT005	1110	Hardin Co.	TX	BLACK CREEK HUNTING CLUB
MT-003	MT011	702	Hardin Co.	TX	CROOKED HORN HUNTING CLUB
MT-004	MT010	277	Hardin Co.	TX	LaFLEUR HUNTING CLUB
MT-005	MT009	1433	Hardin Co.	TX	JOHNSON HUNTING CLUB
MT-006	MT007	698	Hardin Co.	TX	S3 HUNTING CLUB
MT-007	MT002	3724	Hardin Co.	TX	WILDERNESS HUNTING CLUB
MT-008	MT004	1031	Hardin Co.	TX	DUSTY BUCK HUNTING CLUB
PA-0001	PA6015	411	Tyler Co.	TX	BILLIAMS CREEK I
PA-0002	PA6009	38	Tyler Co.	TX	BILLIAMS CREEK IV
PA-0002	PA6015	195	Tyler Co.	TX	BILLIAMS CREEK IV
PA-0003	PA6720	876	Jasper Co.	TX	BUCKSHOT HUNTING CLUB
PA-0004	PA6827	391	Jasper Co.	TX	C & I HUNT CLUB
PA-0005	PA6922	88	Newton Co.	TX	CHRIS JONES HUNTING CLUB
PA-0006	PA6827	280	Jasper Co.	TX	DUPUY FAMILY CIRCLE
PA-0007	PA6819	40	Newton Co.	TX	F B S HUNTING CLUB
PA-0007	PA6825	1216	Newton Co.	TX	F B S HUNTING CLUB
PA-0038	PA6009	1012	Tyler Co.	TX	BILLIAMS CREEK V
PA-0009	PA6921	153	Newton Co.	TX	ARTESIAN SPRINGS RIDGE HUNTING CLUB
PA-0009	PA6922	163	Newton Co.	TX	ARTESIAN SPRINGS RIDGE HUNTING CLUB
PA-0010	PA7004	237	Jasper Co.	TX	HAUCK HUNTING CLUB
PA-0012	PA6245	97	Tyler Co.	TX	KIMBLE CREEK HUNTING CLUB
PA-0013	PA6245	823	Tyler/Polk Co.	TX	L & T HUNTING CLUB
PA-0014	PA6911	1154	Newton Co.	TX	LEE'S MILL HUNTING CLUB
PA-0015	PA6922	466	Newton Co.	TX	GALLIER HUNTING CLUB
PA-0016	PA7003	594	Jasper Co.	TX	HONEY BADGER HUNTING CLUB
PA-0017	PA7026	426	Jasper Co.	TX	MAGNOLIA HUNTING CLUB
PA-0018	PA6825	74	Newton Co.	TX	MORGAN HUNTING CLUB
PA-0019	PA6141	150	Tyler Co.	TX	MURPHY'S HUNTING CLUB
	PA6701		Jasper Co.	TX	POUNCEY HUNTING CLUB
PA-0023	PA6021	79	Tyler Co.	TX	RAIDERS HUNTING CLUB
PA-0024	PA6245	216	Tyler Co.	TX	TRIANGLE H/C & W/L CONSERVATION
PA-0025	PA6004	1202	Tyler Co.	TX	TY-HARD GAME CLUB
PA-0025	PA6008	647	Tyler Co.	TX	TY-HARD GAME CLUB
PA-0025	PA6009	174	Tyler Co.	TX	TY-HARD GAME CLUB
PA-0027	PA7003	403	Jasper Co.	TX	ZION HILL HUNT CLUB
PA-0027	PA7004	424	Jasper Co.	TX	ZION HILL HUNT CLUB
PA-0027	PA7008	79	Jasper Co.	TX	ZION HILL HUNT CLUB
PA-0029	PA7350	800	Orange Co.	TX	DIXIE DRIVE HUNTING CLUB
PA-0032	PA6008	8	Tyler Co.	TX	BILLIAMS CREEK V
PA-0032	PA6009	298	Tyler Co.	TX	BILLIAMS CREEK V
PA-0033	PA6004	50	Tyler Co.	TX	MC2 HUNTING CLUB
PA-0033	PA6008	64	Tyler Co.	TX	MC2 HUNTING CLUB

Exhibit 10.2

PA-0036	PA7348	651	Orange Co.	TX	BLACK WATER SOUTH HUNT CLUB
PA-0039	PA6921	708	Newton Co.	TX	ARROWHEAD HUNTING CLUB

LOUISIANA
License#	Tract	LeasedAc	LeasedCo	LeasedState	ClubName
BD-001	BD6010	243	Beauregard	LA	Bear Head Creek Hunting Club
BD-001	BD6010	40	Beauregard	LA	Bear Head Creek Hunting Club
BD-001	BD6076	43	Beauregard	LA	Bear Head Creek Hunting Club
BD-001	BD6135	672	Beauregard	LA	Bear Head Creek Hunting Club
BD-001	BD7016	84	Beauregard	LA	Bear Head Creek Hunting Club
BD-002	BD4148	334	Vernon	LA	Bear Slough Hunting Club, Inc.
BD-003	BD7069	429	Calcasieu	LA	Beauregard & Carter Hunting Club
BD-004	BD6300	633	Beauregard	LA	Blue Springs Hunting Club, Inc.
BD-005	BD8090	81	Vernon	LA	Bradley C. Cooper Hunting Club
BD-006	BD2758	392	Sabine	LA	Briar Patch Hunting Club, Inc.
BD-006	BD2759	748	Sabine	LA	Briar Patch Hunting Club, Inc.
BD-006	BD2761	394	Sabine	LA	Briar Patch Hunting Club, Inc.
BD-007	BD9505	79	Vernon	LA	Bucks Only Hunting Club, Inc.
BD-007	BD9549	453	Vernon	LA	Bucks Only Hunting Club, Inc.
BD-008	BD2911	41	Natchitoches	LA	Cajun Swamp Hunting Club II, Inc.
BD-009	BD6126	143	Beauregard	LA	Carter Creek Hunting Club, Inc.
BD-010	BD7089	161	Beauregard	LA	Cross-Cut Hunting Club, Inc.
BD-011	BD1013	82	Sabine	LA	Dennis Foster Hunting Club
BD-013	BD9560	50	Vernon	LA	Edward Neal West Hunting Club
BD-014	BD1634	121	Sabine	LA	Ezernack Hunting Club
BD-015	BD9512	43	Vernon	LA	Cooper Hunt Club
BD-016	BD1633	39	Sabine	LA	Pattison Hunt Club
BD-017	BD1716	41	Sabine	LA	H B O+ Hunting Club, Inc.
BD-018	BD6303	946	Beauregard	LA	Hi Hope Hunting Club, Inc.
BD-019	BD7040	74	Calcasieu	LA	High Jack Hamm Road Hunting Club, Inc.
BD-020	BD7067	553	Calcasieu	LA	Horse Thief Island Hunting Club, Inc.
BD-020	BD7073	606	Calcasieu	LA	Horse Thief Island Hunting Club, Inc.
BD-020	BD7076	759	Calcasieu	LA	Horse Thief Island Hunting Club, Inc.
BD-021	BD1719	350	De Soto	LA	Hudson Hunting Club, Inc.
BD-024	BD7134	112	Beauregard	LA	Thompson Hunt Club
BD-025	BD2751	405	Natchitoches	LA	Joseph Schexneider Consulting LLC
BD-025	BD2761	71	Natchitoches	LA	Joseph Schexneider Consulting LLC
BD-026	BD6208	43	Beauregard	LA	Cooley Hunt Club
BD-027	BD7064	1104	Calcasieu	LA	Loose Tacks
BD-028	BD1013	74	Sabine	LA	Lucius Hunt Club
BD-029	BD9588	89	Vernon	LA	Nichols Hunt Club
BD-030	BD7061	739	Calcasieu	LA	Old Sulphur Mine Hunting Club, Inc.
BD-031	BD2735	241	Natchitoches	LA	Dry Creek Sportsman Club
BD-032	BD8156	100	Vernon	LA	Ricky Addison Hunting Club
BD-033	BD1006	69	Sabine	LA	Gilmore Hunting Club
BD-034	BD1209	100	Sabine	LA	Salter Creek Hunting Club, Inc.
BD-047	BD8115	82	Vernon	LA	Sandy Creek Hunting Club
BD-035	BD8144	846	Vernon	LA	Sandy Creek Hunting Club
BD-035	BD8146	902	Vernon	LA	Sandy Creek Hunting Club

Exhibit 10.2

BD-035	BD8148	759	Vernon	LA	Sandy Creek Hunting Club
BD-036	BD5525	43	Allen	LA	Squirrel Camp Hunting Club, Inc.
BD-037	BD6126	502	Beauregard	LA	T M T Hunting Club
BD-037	BD6128	798	Beauregard	LA	T M T Hunting Club
	BD9595	40	Vernon	LA	The Bone Collector Hunting Club
BD-039	BD8156	41	Vernon	LA	The Riverband Hunting Club, Inc.
BD-040	BD8083	189	Vernon	LA	Timber Rattlers Hunting Club, Inc.
BD-040	BD9591	39	Vernon	LA	Timber Rattlers Hunting Club, Inc.
BD-041	BD1006	139	Sabine	LA	Toro Hunting Club, Inc.
BD-042	BD6304	297	Beauregard	LA	Triple 3-M Hunting Club, Inc.
BD-043	BD7046	628	Calcasieu	LA	Triple L Hunting Club, Inc.
BD-044	BD1706	365	Natchitoches	LA	Westside Deer Club, Inc.
BD-045	BD9593	41	Vernon	LA	White Oak Hunting Club of Pickering, Inc.
BD-046	BD6114	42	Beauregard	LA	Wide Horn Hunting Club, Inc.
BD-049	BD7042	358	Calcasieu	LA	Lucky Does Hunt Club
BD-051	BD6302	160	Beauregard	LA	Buck Masters Hunting Club
BD-052	BD9102	62	Vernon	LA	McLain Hunting Club
BD-053	BD6130	130	Beauregard	LA	Chasin' Tail Hunting Club
BD-053	BD6131	271	Beauregard	LA	Chasin' Tail Hunting Club
BD-053	BD6138	42	Beauregard	LA	Chasin' Tail Hunting Club
BD-054	BD9102	574	Vernon	LA	Double Barrel Hunting Club
BD-056	BD7042	336	Calcasieu	LA	Lucky Does Hunt Club
BD-057	BD4137	39	Vernon	LA	Twin Pines Hunting Club
BD-058	BD6133	166	Beauregard	LA	Scott Bonvillain Hunting Club
BD-059	BD7040	257	Calcasieu	LA	Lucky Does Hunt Club
BD-059	BD7042	336	Calcasieu	LA	Lucky Does Hunt Club
BD-060	BD7084	464	Calcasieu	LA	Swamp Hole Hunting Club

EXHIBIT J

Cruise Specifications

Purchaser and Seller shall use commercially reasonable efforts to agree upon the Cruise Specifications no later than 5:00 p.m. (Atlanta time), August 30, 2018. Upon such agreement, the parties shall enter into a confirmatory amendment adding such cruise specifications to this Agreement as this Exhibit J. If the parties are unable to agree upon such Cruise Specifications by 5:00 p.m. (Atlanta time), August 30, 2018, then Purchaser and Seller shall each have the right to terminate this Agreement by written notice to the other party and Escrow Agent, whereupon Escrow Agent will return the Earnest Money to Purchaser, and the parties hereto will have no further rights or obligations hereunder (except as otherwise expressly provided herein).

Exhibit 10.2

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT K-1

Reserved Thinning Harvest Stands

[***]

Exhibit 10.2

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT K-2

Reserved Clearcut Harvest Stands

[***]

Exhibit 10.2

EXHIBIT L
Added Stands

Tract	StandKey	UniqueID	Acres	Update Status
HD96	104001889	HD96-104001889	5.00	Remove From Plan
HD96	104001876	HD96-104001876	48.19	Remove From Plan
HD94	104001868	HD94-104001868	176.23	Remove From Plan
HD45	104001689	HD45-104001689	61.76	Remove From Plan
HD89	104001841	HD89-104001841	30.30	Remove From Plan
HD89	104001833	HD89-104001833	6.72	Remove From Plan
HD89	104001832	HD89-104001832	95.76	Remove From Plan
HD87	104001805	HD87-104001805	51.26	Remove From Plan
HD86	104001797	HD86-104001797	1.81	Remove From Plan
HD86	104001796	HD86-104001796	2.39	Remove From Plan
HD86	104001795	HD86-104001795	1.40	Remove From Plan
HD86	104001794	HD86-104001794	10.62	Remove From Plan
HD86	104001792	HD86-104001792	33.64	Remove From Plan
HD80	104001732	HD80-104001732	61.62	Remove From Plan	Thinned
HD79	104001718	HD79-104001718	3.01	Remove From Plan
HD79	104001713	HD79-104001713	59.41	Remove From Plan
HD79	104001712	HD79-104001712	16.54	Remove From Plan
HD84	104001767	HD84-104001767	4.33	Remove From Plan
HD84	104001766	HD84-104001766	112.18	Remove From Plan
HD84	104001764	HD84-104001764	4.20	Remove From Plan	Thinned
HD84	104001763	HD84-104001763	7.15	Remove From Plan
HD83	104001751	HD83-104001751	3.08	Remove From Plan
HD83	104001749	HD83-104001749	13.28	Remove From Plan

Exhibit 10.2

HD78	104001699	HD78-104001699	203.00	Remove From Plan
HD78	104001698	HD78-104001698	1.43	Remove From Plan
HD08	104001302	HD08-104001302	25.92	Remove From Plan
MT002	104001900	MT002-104001900	76.06	Remove From Plan
MT002	104001899	MT002-104001899	1.32	Remove From Plan
MT002	104001897	MT002-104001897	10.64	Remove From Plan
MT009	104001481	MT009-104001481	4.30	Remove From Plan
MT009	104001479	MT009-104001479	3.75	Remove From Plan
MT009	104001455	MT009-104001455	4.46	Remove From Plan
MT008	104001448	MT008-104001448	21.25	Remove From Plan
MT008	104001447	MT008-104001447	21.88	Remove From Plan
MT008	104001446	MT008-104001446	11.87	Remove From Plan
MT001	104001312	MT001-104001312	15.77	Remove From Plan
MT004	104001388	MT004-104001388	8.17	Remove From Plan	Thinned
MT004	104001376	MT004-104001376	7.38	Remove From Plan
MT003	104001347	MT003-104001347	8.81	Remove From Plan
MT003	104001333	MT003-104001333	5.33	Remove From Plan
			1,241.22